
                                                                     Exhibit 2.4

                               AGREEMENT AND PLAN

                                       OF

                                     MERGER

                              dated August 10, 1995

                                      among

                        PROGRESSIVE BAGEL CONCEPTS, INC.,

                              BALTIMORE BAGEL CO.,

                           BBC ACQUIRING CORPORATION,

                                 MICHAEL E. BRAU

                                       and

                                 RACHEL C. BRAU,

                                individually and

                                 as trustees of

                                 The Brau Living

                           Trust Dated January 23, 1990
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                                                         TABLE OF CONTENTS


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Article 1.0 The Merger........................................................................................................    1

     1.1 The Merger...........................................................................................................    1
     1.2 Time and Place of the Closing .......................................................................................    1
     1.3 Procedure at the Closing ............................................................................................    2

Article 2.0 Effect of the Merger..............................................................................................    2

     2.1 Effective Time of the Merger.........................................................................................    2
     2.2 Certificate of Incorporation of PBCI Sub.............................................................................    2
     2.3 Bylaws of PBCI Sub...................................................................................................    2
     2.4 Directors and Off1cers of PBCI Sub...................................................................................    2
     2.5 Treatment of Shares of Common Stock of the Company ..................................................................    3
     2.6 Treatment of Shares of Common Stock of PBCI Sub......................................................................    3
     2.7 Treatment of the Merger for Federal Income Tax Purposes .............................................................    3

Article 3.0 Representations and Warranties of the Company and the Shareholders ...............................................    3

     3.1 Organization, Power and Authority of the Company ....................................................................    3
     3.2 Due Authorization; Binding Agreement of the Company .................................................................    3
     3.3 Binding Agreement of the Shareholders ...............................................................................    4
     3.4 Capital Stock of the Company ........................................................................................    4
     3.5 Ownership of Capital Stock of the Company by the Shareholders........................................................    5
     3.6 Subsidiaries of the Company .........................................................................................    5
     3.7 Financial Statements of the Company .................................................................................    5
     3.8 Liabilities of the Company...........................................................................................    5
     3.9 Tax Matters .........................................................................................................    6
     3.10 Real Estate of the Company .........................................................................................    6
     3.11 Good Title to and Condition of the Company's Assets.................................................................    7
     3.12 Receivables of the Company .........................................................................................    7
     3.13 Licenses and Permits of the Company ................................................................................    7
     3.14 Proprietary Rights of the Company ..................................................................................    8
     3.15 Adequacy of the Company's Assets ...................................................................................    8
     3.16 Documents of and Information with Respect to the Company ...........................................................    8
     3.17 Insurance Covering the Company and its Assets.......................................................................    9
     3.18 Litigation Involving the Company ...................................................................................    9
     3.19 Records of the Company..............................................................................................   10
     3.20 No Material Adverse Change..........................................................................................   10
     3.21 Absence of Certain Acts or Events ..................................................................................   10
     3.22 Compliance with Laws by the Company.................................................................................   11
     3.23 Environmental Matters...............................................................................................   11
     3.24 Labor Relations of the Company .....................................................................................   12
     3.25 Employee Benefits...................................................................................................   13
     3.26 Products Liability..................................................................................................   14
     3.27 Accuracy of Information Furnished by the Company and the Shareholders ..............................................   14
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        3.28 Investment Bankers' and Brokers' Fees.............................................................................  15
        3.29 Acquisition of the PBCI Shares and the BCI Shares.................................................................  15
        3.30 Continuity of Interest by the Shareholders........................................................................  16

Article 4.0  Representations and Warranties of PBCI............................................................................  16

        4.1  Organization, Power and Authority of PBCI and PBCI Sub............................................................  16
        4.2  Due Authorization; Binding Agreement of PBCI and PBCI Sub.........................................................  16
        4.3  Capital Stock of PBCI.............................................................................................  17
        4.4  PBCI Shares.......................................................................................................  17
        4.5  BCI Shares........................................................................................................  17
        4.6  Financial Statements of PBCI......................................................................................  17
        4.7  Liabilities of PBCI...............................................................................................  17
        4.8  Assets of PBCI....................................................................................................  17
        4.9  Licenses and Permits of the Company...............................................................................  18
        4.10 Proprietary Rights of PBCI........................................................................................  18
        4.11 Adequacy of PBCI's Assets.........................................................................................  18
        4.12 Litigation Concerning PBCI .......................................................................................  18
        4.13 No Material Adverse Change........................................................................................  18
        4.14 Compliance With Laws..............................................................................................  18
        4.15 Investment Bankers' and Brokers' Fees.............................................................................  18

Article 5.0  Additional Covenants of the Company and the Shareholders Pending the Closing......................................  19

        5 1  Reasonable Best Efforts...........................................................................................  19
        5 2  Conduct of Business Pending the Closing...........................................................................  19
        5.3  Access to the Company's Properties and Records....................................................................  20
        5.4  Notice of Material Developments...................................................................................  20
        5.5  No Disclosure.....................................................................................................  20
        5.6  No Other Discussions; Retention of Shares of the Company..........................................................  20

Article 6.0  Additional Covenants of PBCI and PBCI Sub Pending the Closing.....................................................  21

        6.1  Reasonable Best Efforts...........................................................................................  21

Article 7.0  Conditions to the Obligations of PBCI and PBCI Sub................................................................  21

        7.1  Accuracy of Representations and Warranties and Compliance with Obligations........................................  21
        7.2  Opinion of Counsel................................................................................................  21
        7.3  Receipt of Necessary Consents.....................................................................................  21
        7.4  Landlord Estoppel Certificates; Lease Documents...................................................................  21
        7.5  Title Commitments.................................................................................................  21
        7.6  No Adverse Litigation.............................................................................................  22
        7.7  Absence of Dissenters.............................................................................................  22
        7.8  Certificate of Non-Foreign Status.................................................................................  22
        7.9  Resignations and Releases.........................................................................................  22
        7.10 Due Diligence.....................................................................................................  22
        7.11 BCI Stock Purchase Agreement and BCI Registration Rights Agreement................................................  22
        7.12 PBCI Registration Rights Agreement................................................................................  22
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                                      ii
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        7.13 Employment Agreement; Consulting Agreement.......................................................................   22
        7.14 Commissary Lease and Purchase Agreement..........................................................................   22
        7.15 Payment of Montgomery Securities.................................................................................   23

Article 8.0  Conditions to Obligation of the Company and the Shareholders ....................................................   23

        8.1  Accuracy of Representations and Warranties and Compliance with Obligations .......................................  23
        8.2  Opinion of Counsel ...............................................................................................  23
        8.3  Consent of BCI ...................................................................................................  23
        8.4  No Adverse Litigation.............................................................................................  23
        8.5  BCI Stock Purchase Agreement and BCI Registration Rights Agreement ...............................................  23
        8.6  PBCI Registration Rights Agreement................................................................................  24
        8.7  Employment Agreement; Consulting Agreement........................................................................  24
        8.8  Commissary Lease .................................................................................................  24
        8.9  Funding of Certain Payoffs and Distributions at Closing; Payment of Bank Debt and
              Certain Closing Expenses ........................................................................................  24

Article 9.0  Certain Post-Closing Covenants Closing...........................................................................   24

        9.1  Execution of Further Documents ..................................................................................   24
        9.2  Restrictions on Transfer of PBCI the Shares and the PBCI Common Shares ..........................................   24
        9.3  Certain Post-Closing Cooperation ................................................................................   27
        9.4  Subsequent Audited Financial Statements..........................................................................   27
        9.5  Confidential Information ........................................................................................   27
        9.6  Restrictive Covenants ...........................................................................................   28
        9.7  Remedies Waiver .................................................................................................   29
        9.8  PBCI Debt Agreements.............................................................................................   29
        9.9  Authorization of PBCI Common Stock...............................................................................   29
        9.10 Financial Statements of PBCI.....................................................................................   29
        9.11 Certificate of Satisfaction of California Franchise Tax Board ...................................................   30

Article 10.0 Indemnification..................................................................................................   30

        10.1 Agreement by the Shareholders to Indemnify ......................................................................   30
        10.2 Agreement by PBCI and PBCI Sub to Indemnify .....................................................................   31
        10.3 Legal Proceedings................................................................................................   32
        10.4 Exclusive Remedy ................................................................................................   32
        10.5 Transfer of PBCI Shares .........................................................................................   32

Article 11.0 Miscellaneous ...................................................................................................   32

        11.1 Amendment and Modification ......................................................................................   32
        11.2 Payment of Expenses .............................................................................................   32
        11.3 Termination......................................................................................................   33
        11.4 Binding Effect...................................................................................................   33
        11.5 Entire Agreement ................................................................................................   33
        11.6 Headings ........................................................................................................   34
        11.7 Execution in Counterpart ........................................................................................   34
        11.8 Notices .........................................................................................................   34
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                                      iii
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     11.9 Governing Law ......................................................................................................   35
     11.10 Publicity .........................................................................................................   35

                          AGREEMENT AND PLAN OF MERGER


     This agreement and plan of merger (the "Agreement") is made and entered into this 10th day of August, 1995 by and among Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), Baltimore Bagel Co., a California corporation (the "Company"), BBC Acquiring Corporation, a Delaware corporation ("PBCI Sub"), and Michael E. Brau and Rachel C. Brau, individually and as trustees of the Brau Living Trust (the "Trust") dated January 23, 1990 (the "Shareholders").

                                    RECITALS

     This Agreement provides for the merger of the Company with and into PBCI Sub, a newly-created wholly-owned subsidiary of PBCI, with PBCI Sub being the surviving corporation in the merger. In the merger the outstanding shares of common stock of the Company will be converted into shares of preferred stock of PBCI and shares of common stock of Boston Chicken, Inc., a Delaware corporation ("BCI"), on the basis provided for herein. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     This Agreement sets forth the representations and warranties made by PBCI, the Company and the Shareholders, sets forth certain covenants and agreements of the parties, provides conditions to the obligations of the parties and sets forth other provisions relating to the merger.

     The board of directors and shareholders of each of the Company and PBCI Sub have approved and adopted the merger upon the terms and subject to the conditions set forth in this Agreement.

                                    COVENANTS

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

ARTICLE 1.0 THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "Delaware Act"), and the General Corporation Law of the State of California (the "California Act"), the Company shall be merged with and into PBCI Sub (the "Merger") at the Effective Time (as hereinafter defined). Following the Merger, PBCI Sub shall continue as the surviving corporation and the separate existence of the Company shall cease.

     1.2 TIME AND PLACE OF THE CLOSING. The closing of the Merger shall take place at the offices of PBCI at 9:00 A.M., local time, on August 10, 1995; provided, however, that if any of the conditions which are set forth in Articles
7.0 and 8.0 has not been satisfied or waived by said date, then the closing shall take place on a subsequent date, which shall be determined by the mutual agreement of PBCI and the Company. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

     1.3 PROCEDURE AT THE CLOSING. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

          1.3.1 The Company and the Shareholders shall deliver to PBCI and PBCI Sub the certificates, instruments and other documents required to be delivered by the Company pursuant to Article 7.0.

          1.3.2 PBCI and PBCI Sub shall deliver to the Shareholders the certificates, instruments and other documents required to be delivered by the Purchaser pursuant to Article 8.0.

          1.3.3 PBCI, the Company and PBCI Sub shall file with the Secretary of State of the State of Delaware and the Secretary of State of California a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger").

          1.3.4 PBCI shall deliver to the Shareholders the BCI Shares (as hereinafter defined) and the PBCI Shares (as hereinafter defined).

ARTICLE 2.0 EFFECT OF THE MERGER

     2.1 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time (the "Effective Time") the Company and PBCI Sub file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware Act and the California Act. PBCI Sub may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or PBCI Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

     2.2 CERTIFICATE OF INCORPORATION OF PBCI SUB. The Certificate of Incorporation of PBCI Sub shall be the Certificate of Incorporation of PBCI Sub as it exists immediately prior to the Effective Time, amended by deleting Article FIRST thereof and substituting therefor the following new Article FIRST:
"FIRST. The name of the Corporation is Baltimore Bagel Co."

     2.3 BYLAWS OF PBCI SUB. The Bylaws of PBCI Sub shall be the Bylaws of PBCI Sub as they exist immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF PBCI SUB. The directors and officers of PBCI Sub shall be the directors and of officers of PBCI as they exist immediately prior to the Effective Time (retaining their respective positions and terms of office).

     2.5 TREATMENT OF SHARES OF COMMON STOCK OF THE COMPANY. At and as of the Effective Time, the outstanding common shares of the Company shall be converted into the right to receive (i) 6,250 shares of Series A preferred stock of PBCI having the terms set forth in Exhibit B hereto (the aggregate number of shares of such preferred stock deliverable in respect of all of the outstanding shares of common stock of the Company being herein referred to as the "PBCI Shares"), and (ii) that number of shares of common stock of BCI that shall be equal to $4,000,000 divided by the closing sale price per share of the BCI common stock as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), on the second business day prior to the Closing Date (the aggregate number of shares of such common stock of BCI deliverable in respect of all of the outstanding shares of common stock of the Company being herein referred to as the "BCI Shares"). No shares of common stock of the Company shall after the Effective Time be deemed to be outstanding or to have any rights other than those set forth in this Section 2.5.

     2.6 TREATMENT OF SHARES OF COMMON STOCK OF PBCI SUB. At and as of the Effective Time, each share of outstanding common stock of PBCI Sub shall remain outstanding and unchanged.

     2.7 TREATMENT OF THE MERGER FOR FEDERAL INCOME TAX PURPOSES. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties agree to prepare and file their federal and state income tax returns in a manner consistent with such characterization.

ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     In order to induce PBCI and PBCI Sub to enter into this Agreement and to consummate the transactions contemplated hereunder, the Company and the Shareholders jointly and severally make the following representations and warranties:

     3.1 ORGANIZATION, POWER AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized and legally existing in good standing under the laws of California, and has full corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, and
(ii) to enter into this Agreement and to carry out the transactions and agreements contemplated hereby.

     3.2 DUE AUTHORIZATION; BINDING AGREEMENT OF THE COMPANY. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, including the approval of the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or general principles of equity. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will at the Closing Date: (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Company or the assets and properties of the Company; or (ii) except as set forth in Schedule 3.2, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against the Company or the assets and properties of the Company. Except for the filing of the Certificate of Merger and the receipt and filing of the Tax Clearance Certificate (as hereinafter defined), no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

     3.3 BINDING AGREEMENT OF THE SHAREHOLDERS. This Agreement has been duly executed and delivered by each of the Shareholders and is a valid and binding obligation of each of them, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or general principles of equity. Neither the execution and delivery of this Agreement by the Shareholders nor the consummation of the transactions contemplated hereby will at the Closing Date: (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Shareholders or the Company or the assets and properties of the Company; or (ii) except as set forth in Schedule 3.16, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Shareholders, the Company or the assets and properties of the Company. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Shareholders and the consummation by them of the transactions contemplated hereby.

     3.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of 10,000,000 common shares, 2,500,000 shares of which are issued and outstanding and none of which are issued and held in its treasury. All voting rights in the Company are vested exclusively in its shares of common stock, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. All of the issued and outstanding shares of common stock of the Company are validly authorized and issued, fully paid and non-assessable. Schedule 3.4 sets forth the name and address of and the number of shares of common stock of the Company owned by, each shareholder of record (and, if different, by each beneficial owner) as of the date hereof. There are no outstanding warrants, options or rights of any kind to acquire from the Company any shares of its common stock or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of shares of capital stock of the Company. The Company has no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof.

     3.5 OWNERSHIP OF CAPITAL STOCK OF THE COMPANY BY THE SHAREHOLDERS. The Shareholders are the lawful owners of all of the shares of outstanding capital stock of the Company and have valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. The shares of capital stock of the Company are held by the Trust as "community trust estate" (as defined in the Trust). Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from the Shareholders any of the shares of outstanding capital stock of the Company.

     3.6 SUBSIDIARIES OF THE COMPANY. The Company has no equity interest, and no right or obligation to acquire an equity interest, in any other person or entity.

     3.7 FINANCIAL STATEMENTS OF THE COMPANY. Set forth in Schedule 3.7 are the following financial statements of the Company:

          3.7.1 unaudited balance sheets at December 31 of each of the years 1992, 1993, and 1994;

          3.7.2 an unaudited balance sheet of the Company at June 30,1995;

          3.7.3 unaudited statements of income and retained earnings and statements of cash flow for each year in the three-year period ended December 31, 1994; and

          3.7.4 an unaudited statement of income and retained earnings of the Company for the six-month period ended June 30, 1995.

Such financial statements present fairly the financial position of the Company at each of the said balance sheet dates and the results of its operations for each of the said periods covered, and they have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as may be disclosed in the notes thereto. The unaudited balance sheet of the Company at June 30, 1995 (including the notes pertaining thereto) is referred to herein as the "1995 Balance Sheet."

     3.8 LIABILITIES OF THE COMPANY. The Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the 1995 Balance Sheet and not heretofore paid or discharged; (ii) to the extent clearly disclosed and specifically set forth in or incorporated by express reference in any of the schedules attached hereto; and (iii) normal liabilities incurred in the ordinary course of business, consistent with prior practice, since the date of the 1995 Balance Sheet.


     3.9 TAX MATTERS.

          3.9.1 The Company has timely filed all tax returns and reports required to be filed by it, including without limitation all federal, state, local and foreign tax returns, and has paid in full all taxes and other charges which have become due. The amounts provided in the 1995 Balance Sheet for taxes are adequate to cover all unpaid liabilities for all federal, state, local and foreign taxes and other charges which were accrued through, or applicable to the period ended on, the date of the 1995 Balance Sheet, and for which the Company may be liable in its own right or as a transferee of the assets of, or successor to, any other person or entity. There is no tax deficiency proposed or to the best of the knowledge of the Shareholders and the Company threatened against the Company. There are no tax liens upon any property or assets of the Company. The Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

     3.9.2 All taxes and other assessments and levies which the Company was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by the Company or its payroll service for such payment, and all such withholdings and collection and all other payments due in connection therewith as of the date of the 1995 Balance Sheet are duly reflected on the 1995 Balance Sheet.

     3.9.3 None of the tax returns of the Company is under audit or examination by any tax authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Company for any period. The Company has previously delivered to PBCI accurate and complete copies of all federal and state income tax returns filed by it for taxable years ending after December 31, 1991 (and any examination reports and statements of deficiencies assessed against or agreed to by the Company in connection with any such returns).

     3.9.4 The Company has filed a valid election to be taxed as an S corporation (within the meaning of Section 1361 of the Code), which election has been continuously in effect since December 1, 1988. The Company is not subject to the build-in gains tax imposed under Section 1374 of the Code.


3.10 REAL ESTATE OF THE COMPANY.

     3.10.1 Schedule 3.10 accurately and completely sets forth, with respect to every parcel of real estate leased by the Company (the "Leasehold Premises"):
(i) the lessor and lessee thereof and the date and term of the lease governing such property; (ii) the location, including address, thereof; and (iii) the approximate size thereof. The Company has previously delivered to PBCI accurate and complete copies of each of the leases covering the Leasehold Premises, and none of such leases has been amended or modified except to the extent that such amendments or modifications are disclosed in such copies or in Schedule 3.10. All of the leases covering the Leasehold Premises are in full force and effect, and the Company is not in default or breach under any such lease. No event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any such lease. None of the Shareholders or the Company has any knowledge of any breach or anticipated breach by the other parties to such lease.

     3.10.2 The Leasehold Premises are each in reasonably good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current normal production and sales levels.

          3.10.3 None of the Shareholders or the Company has received notice of:
     (i) any condemnation proceeding with respect to any portion of the Leasehold Premises, and to the best of the knowledge of the Shareholders and the Company no proceeding is contemplated by any governmental authority; or (ii) any special assessment which may affect the Leasehold Premises, and to the best of the knowledge of the Shareholders and the Company no such special assessment is contemplated by any governmental authority.

     3.11 GOOD TITLE TO AND CONDITION OF THE COMPANY'S ASSETS. The Company has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except those set forth in Schedule 3.11. The Company's fixed assets are in reasonably good operating condition, normal wear and tear excepted. The inventory and supplies of the Company consist of items of a quality and quantity usable and saleable in the normal course of the Company's business at values in the aggregate at least equal to the values at which such items are carried on its books.

     3.12 RECEIVABLES OF THE COMPANY. The Company has previously delivered to the Purchaser a complete list of all receivables of the Company as of the date of the 1995 Balance Sheet, including accounts receivable, notes receivable and insurance proceeds receivable. Except for the receivable due from Campbell Distributing in the amount of $7,000, all of the receivables listed thereon or set forth or reflected in the 1995 Balance Sheet, were, as of the dates as of which the information is given therein, and as of the Closing Date all of the Company's receivables will be, valid accounts receivable which are or will be current and collectible and which have been or will be, within 90 days after the Closing Date, collected in full except to the extent of any allowance for uncollectible receivables set forth on the 1995 Balance Sheet. For purposes of determining whether a receivable of a particular account party has been collected, payments received from that account party shall be applied on a first-in, first-out basis, except for cash on delivery payments and except as otherwise directed by the account party in the case of disputed accounts.

     3.13 LICENSES AND PERMITS OF THE COMPANY. The Company possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Company. All such licenses, approvals, permits and authorizations that are material to the Company's business are in full force and effect, the Company is in substantial compliance with their requirements, and no proceeding is pending or, to the best of the knowledge of the Shareholders and the Company, threatened to revoke or amend any of them. Schedule 3.13 contains an accurate and complete list of all such licenses, approvals, permits and authorizations, including all business licenses and certificates of occupancy. Except as set forth in Schedule 3.13, none of such licenses, approvals, permits and authorizations are or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.14 PROPRIETARY RIGHTS OF THE COMPANY. The Company possesses all proprietary rights, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Company, including without limitation patents, trade secrets, technology, know-how, copyrights, trademarks, trade names, and rights to any of the foregoing, to carry on its business as now being conducted without conflict with valid proprietary rights of others. Schedule 3.14 contains an accurate and complete list of all such proprietary rights (the "Proprietary Rights"). Except as set forth on Schedule 3.14, (i) the Company owns all right, title and interest in and to all of the Proprietary Rights, (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are no grounds for the same,
(iii) none of the Shareholders or the Company has received a notice of conflict with the asserted rights of others within the last five years, and (iv) to the best of the knowledge of the Company and the Shareholders, the conduct of the Company's business has not infringed any such rights of others.

     3.15 ADEQUACY OF THE COMPANY'S ASSETS. The assets and properties of the Company constitute, in the aggregate, all of the property necessary for the conduct of the Company's business in the manner in which and to the extent to which it is currently being conducted. None of the Shareholders or the Company knows of any written or oral communication, fact, event or action which exists or has occurred within 90 days prior to the date of this Agreement, which would tend to indicate that any current supplier to the Company of items essential to the conduct of its business, which items cannot be replaced by the Company at comparable cost to the Company and the loss of which would have a material adverse effect on the business or operations of the Company, will terminate its business relationship with the Company. Except as set forth on Schedule 3.15, neither the Shareholders nor any Affiliate (as hereinafter defined) of any of the Shareholders other than the Company, nor any officer, director or employee of the Company, has any direct or indirect interest in any supplier or competitor of the Company or in any person from whom or to whom the Company leases real or personal property, or in any other person with whom the Company is doing business. The Company is not restricted by agreement from carrying on its business anywhere in the world. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the persons specified.

     3.16 DOCUMENTS OF AND INFORMATION WITH RESPECT TO THE COMPANY. Schedule
3.16 accurately and completely lists the following: (i) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Company is a party or by which it is bound; (ii) each lease of personal property to which the Company is a party or by which it is bound other than personal property leases under which the annual rent payable is less than $2,500; (iii) any other agreement, contract or commitment to which the Company is a party or by which it is bound which involves a future commitment by the Company in excess of $10,000 and which cannot be terminated without liability on 90 days or less notice; (iv) each power of attorney executed by or on behalf of the Company; (v) the name and current compensation level of each employee of the Company earning in excess of $25,000 per year and the profit sharing, bonus or any other form of compensation paid or payable by the Company to or for the benefit of each such person for the year ended December 31, 1994 and the current year, and any employment or other agreement of the Company with any of its officers or employees; (vi) the name of each of the Company's officers and directors; and (vii) the name of each bank in which the Company has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Company has previously furnished PBCI with an accurate and complete copy of each such agreement, contract or commitment listed in
Schedule 3.16. There has not been any default in any obligation to be performed by the Company under any such instrument.

     3.17 INSURANCE COVERING THE COMPANY AND ITS ASSETS. The Company carries insurance, which is adequate in character and amount, with reputable insurers, covering all of its assets, properties and business, and it has provided all required performance and other surety bonds. Schedule 3.17 accurately and completely lists each policy of insurance in force with respect to the Company, its assets and properties, and each of the performance or other surety bonds maintained by the Company in the conduct of its business. All premiums and other payments which have become due under the policies of insurance listed in Schedule 3.17 have been paid in full, all of such policies are now in full force and effect and the Company has received no notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Neither the Company nor any of the Shareholders has received any notification from any insurer, agent or broker denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or the amount of any claim. The Company has no claim against any of its insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which would give rise to any such

      3.18 LITIGATION INVOLVING THE COMPANY. Except as set forth in Schedule 3.18, there are, and have been during the period from January 1, 1992 to the date hereof, no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the best of the knowledge of the Shareholders or the Company threatened against or affecting the Company or any of its assets or properties and exceeding $2,500 per action or claim, or $10,000 in the aggregate, and, to the best of the knowledge of the Shareholders or the Company, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Company is or was a party. Schedule 3.18 also sets forth the workers compensation claims paid by the Company for the period from January 1, 1992 to the date hereof and all such claims currently outstanding. None of the Company's officers or directors has a claim against the Company.

     3.19 RECORDS OF THE COMPANY. The Company has previously furnished the Purchaser with copies of the Company's articles of incorporation and all amendments thereto to date (certified by the Secretary of State of California) and of the Company's bylaws (certified by the Company's secretary), and such copies are correct and complete in all respects. All of the Company's operating data and records, including without limitation financial, accounting and credit records (the "Company Records"), are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in the Company Records. A record of all action taken by the shareholders and the board of directors of the Company and all minutes of their meetings are contained in the minute books of the Company and are accurate and complete. The record books and stock ledgers of the Company contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Company.

     3.20 NO MATERIAL ADVERSE CHANGE. Since the date of the 1995 Balance
Sheet, there have not been any changes in the business or properties of the Company, or in its financial condition, other than changes permitted under this Agreement or occurring in the ordinary course of business which in the aggregate have not had a material adverse effect on the business, properties, financial condition, business prospects or operating results of the Company. There is not, to the best of the knowledge of the Shareholders or the Company, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the assets, properties, business, financial condition or results of operations of the Company.

     3.21 ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in Schedule 3.21, since the date of the 1995 Balance Sheet, the Company has not: (i) authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities except for distributions of cash and certain other assets permitted under clause (ii) of Section 5.2.3; (iii) paid any bonus or increased the rate of compensation of any of its employees earning in excess of $25,000 per year; (iv) sold, leased, transferred or assigned any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $25,000; (vi) paid any of the legal, accounting or other expenses of the Company or the Shareholders in connection with the transactions contemplated hereby, the payment of which shall be governed by Section 11.2; (vii) entered into any transaction or agreement with either of the Shareholders or any person or entity related to either of them;
(viii) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby; or (ix) suffered any theft, damage, destruction or casualty loss in excess of $10,000.

     3.22 COMPLIANCE WITH LAWS BY THE COMPANY. Except as set forth in Schedule 3.22, the Company is in substantial compliance with all laws, regulations and orders applicable to the Company, its assets, properties and business. Neither the Shareholders nor the Company has received notification of any asserted failure to comply with any laws which has not been resolved, and to the best of their knowledge, no proceeding with respect to any such violation is contemplated. Neither the Company nor, to the best of the knowledge of the Shareholders or the Company, any employee of the Company, has made any payment of funds in connection with the business of the Company prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.


     3.23 ENVIRONMENTAL MATTERS.

          3.23.1 The Company has not transported, stored, treated or disposed, nor has it allowed or arranged for any third parties to transport, store, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. The Company has not disposed, or allowed or arranged for any third parties to dispose, of Hazardous Substances or other waste upon property owned or leased by them, except as permitted by law. For purposes of this Section 3.23, the term "Hazardous Substances" shall have the meaning given it in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601, et seq.), as amended, and the regulations promulgated pursuant thereto ("CERCLA"), or any similar state law.

          3.23.2 There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any of the Leasehold Premises. For purposes of this Section 3.23, the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          3.23.3 The Company has not transported or disposed, nor has it allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. The Company has received no notice, and it has no knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Company has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leasehold Premises. The Company has received no written or oral request for information in connection with any federal or state environmental cleanup site. The Company has not undertaken (or been requested to undertake) any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

          3.23.4 The Company does not use, and has not used, any Underground Storage Tanks, and, to the best of the knowledge of the Company and the Shareholders, there are not now nor have there ever been Underground Storage Tanks on the Leasehold Premises. For purposes of this Section 3.23, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

          3.23.5 There is no friable asbestos in or on any of the Leasehold Premises.

          3.23.6 There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Company.

          3.23.7 Schedule 3.23 identifies (i) all environmental audits, assessments or occupational health studies relating to the assets, properties or business of the Company undertaken by governmental agencies with respect to the Company's business or the Company or its agents; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken with respect to the Leasehold Premises and prepared by or on behalf of the Company or the Shareholders; (iii) all written communications between the Company and any environmental agencies within the past three years; and (iv) all citations issued to the Company within the past three years under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

          3.23.8 For purposes of this Section 3.23, "Leasehold Premises" shall not include the Company's Commissary Facility.

     3.24 LABOR RELATIONS OF THE COMPANY. Except as set forth in Schedule 3.24, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union to organize any employees of the Company into one or more collective bargaining units. There is not pending or, to the best of the knowledge of the Shareholders or the Company, threatened any labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operation. Neither the Company nor any agent, representative or employee of the Company has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the best of the knowledge of the Shareholders or the Company, threatened any charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof There has been no strike, walkout or work stoppage involving any of the employees of the Company during the five-year period prior to the date hereof. None of the Shareholders or the Company is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company.


     3.25 EMPLOYEE BENEFITS.

          3.25.1 Neither the Company, nor any corporation or business which is now or at the relevant time was a member of a controlled group of corporations or trades or businesses including the Company, within the meaning of Section 414 of the Code, maintains or contributes to, or at any time since December 31, 1989 maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements;
     (ii) any qualified defined contribution retirement plans or arrangements;
     (iii) any qualified defined benefit pension plan; (iv) any other plan, program, agreement or arrangement under which former employees of the Company or their beneficiaries are entitled, or current employees of the Company will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (v) any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement or policy, except in each case as described in Schedule 3.25 attached hereto. The plans described in Schedule 3.25 are referred to herein as the "Plans."

          3.25.2 The administration of the Plans complies in all material respects with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plans meet any applicable requirements for favorable tax treatment under the Code in both form and operation. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA and the trusts or other funding vehicles related to the Plans have been maintained in compliance in both form and operation with the requirements of ERISA including, but not limited to, the preparation and filing of all required reports with respect to the Plans, the submission of such reports to the appropriate governmental authorities, the timely preparation and distribution of all required employee communications (including without limitation any notice of plan amendment which is required prior to the effectiveness of such amendments), the proper and timely purchase and maintenance of required surety bonds and the proper and timely disposition of all benefit claims. The costs of administering the Plans, including fees for the trustee and other service providers which are customarily paid by the Company, have been paid or will be paid prior to the Closing or are reflected in the 1995 Balance Sheet. There have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending or, to the best of the knowledge of the Company and the Shareholders, threatened claims, lawsuits, or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.

          3.25.3 All required contributions for all Plan years ending prior to the Closing Date have been made and adequate accruals for contributions with respect to all current Plan years are reflected in the 1995 Balance Sheet. The Company has no plans, programs, agreements or arrangements and has made no other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement.

          3.25.4 The Company has furnished PBCI with true and complete copies of: (i) the Plans and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) the most recent determination letters received from the Internal Revenue Service regarding the plans and copies of any pending applications, filings or notices with respect to any of the Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; (iv) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment management agreement thereunder and of any fiduciary insurance policies, surety bonds, rules, regulations or policies of the trustees or of any committee thereunder; and (v) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent of distribution of such communications, including without limitation notices intended to comply with Section 606 of ERISA and Section 4980B of the Code.

     3.26 PRODUCTS LIABILITY. Except as set forth in Schedule 3.18, that are no claims (and, to the best of the knowledge of the Company and the Shareholders, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or delivered by the Company and exceeding $2,500 per occurrence or $10,000 in the aggregate. Schedule 3.26 sets forth, for each of the last three fiscal years of the Company, and for the interim period ended on the date hereof, the aggregate amount of product liability claims paid by or on behalf of the Company.

     3.27 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY AND THE SHAREHOLDERS. No representation, statement or information made or furnished by the Company or the Shareholders to PBCI, including without limitation those contained in this Agreement and the various schedules attached hereto and the other information and statements previously furnished by the Company and the Shareholders to the Purchaser, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

     3.28 INVESTMENT BANKERS' AND BROKERS' FEES. Neither the Shareholders nor the Company have any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of a fee to Montgomery Securities pursuant to an agreement with Montgomery Securities that the Company has furnished to PBCI, the payment of which shall be governed by Section 11.2 hereof.

     3.29 ACQUISITION OF THE PBCI SHARES AND THE BCI SHARES.

          3.29.1 Each of the Shareholders is acquiring the PBCI Shares and the BCI Shares for his or her own account for investment and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, or any state securities statute, has not subdivided the PBCI Shares or the BCI Shares with, nor is he or she holding all or any portion of the PBCI Shares or the BCI Shares for, any other person. Each of the Shareholders agrees not to sell, hypothecate or otherwise dispose of all or any part of the PBCI Shares, the shares of common stock of PBCI into which the PBCI Shares are convertible (the "PBCI Common Shares") or the BCI Shares unless such shares have been registered under the Securities Act and applicable state or other securities laws or, in the written opinion of counsel reasonably satisfactory to PBCI or BCI, as applicable (the fees and expenses of which counsel shall be borne by the selling Shareholder), an exemption from the registration requirements of the Securities Act and such state or other laws is available.

          3.29.2 Each Shareholder is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          3.29.3 The Shareholders have received and carefully read the material set forth on Schedule 3.29 (the "BCI Information"). The Shareholders have had made available to them and their attorneys and accountants all documents that they have requested relating to an investment in PBCI and BCI, and PBCI has provided answers to all of their questions concerning an investment in PBCI and BCI. In evaluating the suitability of an investment in PBCI and BCI, the Shareholders have not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement and the BCI Information or as contained in any documents delivered or answers given in writing, to questions so furnished to it, by PBCI.

          3.29.4 The Shareholders have discussed with their legal, tax and financial advisors the suitability of an investment in PBCI and BCI for their particular tax and financial situation.

          3.29.5 The Shareholders are acquiring the PBCI Shares and the BCI Shares without being furnished any offering literature or prospectus other than the BCI Information (and other than any documents delivered or answers given in writing, to questions described in Section 3.29.3 above).

          3.29.6 Each Shareholder is a bona fide resident of the state or other jurisdiction set forth in his or her address on Schedule 3.4.

     3.30 CONTINUITY OF INTEREST BY THE SHAREHOLDERS. None of the Shareholders has any present plan, intention or arrangement to dispose of any of the PBCI Shares or the PBCI Common Shares.

ARTICLE 4.0 REPRESENTATIONS AND WARRANTIES OF PBCI

     In order to induce the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereunder, PBCI makes the following representations and warranties:

     4.1 ORGANIZATION, POWER AND AUTHORITY OF PBCI AND PBCI SUB. Each of PBCI and PBCI Sub is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, and (ii) to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. Each of PBCI and PBCI Sub is legally qualified to transact business as a foreign corporation, and is in good standing, in all jurisdictions in which its business or property is such as to require that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on its business, properties or financial condition. PBCI Sub is legally qualified to transact business as a foreign corporation, and is in good standing, in the State of California.

     4.2 DUE AUTHORIZATION; BINDING AGREEMENT OF PBCI AND PBCI SUB. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of PBCI and PBCI Sub, except for the approval of any amendment to the certificate of incorporation of PBCI that may be required to increase its authorized shares of common stock in connection with the conversion of the PBCI Shares. This Agreement has been duly executed and delivered by PBCI and PBCI Sub and is a valid and binding obligation of each of them, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or general principles of equity. Neither the execution and delivery of this Agreement by PBCI and PBCI Sub nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of PBCI or PBCI Sub or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PBCI, PBCI Sub, or the assets and properties of either of them; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PBCI, PBCI Sub, or the assets and properties of either of them. Except for the filing of the Certificate of Merger and the receipt and filing of the Tax Clearance Certificate (as hereinafter defined), no permit, consent, approval of authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by PBCI and PBCI Sub and the consummation by them of the transactions contemplated hereby.

     4.3 CAPITAL STOCK OF PBCI. The authorized capital stock of PBCI consists solely of 1,000,000 shares of common stock, $.01 par value per share, 24,754.92 shares of which are issued and outstanding and none of which are issued and held in its treasury, and 200,000 shares of preferred stock, $.01 par value, none of which are issued.

     4.4 PBCI SHARES. The PBCI Shares, when issued in the Merger, will be duly authorized, validly issued, fully paid and nonassessable shares of preferred stock, $.01 par value, of PBCI, and the PBCI Common Shares, when issued upon conversion of the PBCI Shares, will be duly authorized, validly issued, fully paid and nonassessable shares of common stock, $.01 par value, of PBCI.

     4.5 BCI SHARES. At the closing PBCI will be the lawful owner of the BCI Shares and have valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from PBCI any of the BCI Shares.

     4.6 FINANCIAL STATEMENTS OF PBCI. PBCI has previously delivered to the Company and the Shareholders its unaudited consolidated balance sheet at July 9, 1995 and its unaudited consolidated income statement for the period from March 24, 1995 to July 9, 1995. Such financial statements present fairly the consolidated financial position of PBCI at such balance sheet date and the results of its operations for the period covered, and they have been prepared in conformity with generally accepted accounting principles except that such financial statements do not reflect purchase accounting adjustments arising from the acquisitions of the stock of Brackman Brothers, Inc., the assets of Bagel & Bagel, Inc. or the assets of Offerdahl's Bagel Gourmet, Inc. The July 9, 1995 balance sheet is herein sometimes referred to as the "PBCI Balance Sheet".

     4.7 LIABILITIES OF PBCI. As of the date of the PBCI Balance Sheet, PBCI had no material liabilities of a type required to be set forth on a balance sheet prepared in accordance with generally accepted accounting principles, except as set forth on the PBCI Balance Sheet.

     4.8 ASSETS OF PBCI. PBCI has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature and description whatsoever, except for mortgages, pledges and security interests granted under or pursuant to the Secured Loan Agreement (as hereinafter defined) and such liens, mortgages, pledges, encumbrances or charges as do not have a material adverse effect on PBCI's financial condition.

     4.9 LICENSES AND PERMITS OF THE COMPANY. PBCI possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of PBCI. All such licenses, approvals, permits and authorizations that are material to PBCI's business are in full force and effect, PBCI is in substantial compliance with their requirements, and no proceeding is pending or, to the best of PBCI's knowledge, threatened to revoke or amend any of them.

     4.10 PROPRIETARY RIGHTS OF PBCI. PBCI possesses all proprietary rights, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of PBCI, including without limitation patents, trade secrets, technology, know-how, copyrights, trademarks, trade names, and rights to any of the foregoing, to carry on its business as now being conducted without conflict with valid proprietary rights of others.

     4.11 ADEQUACY OF PBCI'S ASSETS. The assets and properties of PBCI constitute, in the aggregate, all of the property necessary for the conduct of PBCI's business in the manner in which and to the extent to which it is currently being conducted.

     4.12 LITIGATION CONCERNING PBCI. There are on the date hereof no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the best of the knowledge of PBCI threatened against or affecting PBCI or any of its assets or properties which, if determined adversely to PBCI, would have a material adverse effect on its business, financial condition or results of operations.

     4.13 NO MATERIAL ADVERSE CHANGE. Since the date of the PBCI Balance Sheet, there have not been any changes in the business or properties of PBCI, or in its consolidated financial condition, other than changes occurring in the ordinary course of business which in the aggregate have not had a material adverse effect on the business, properties or financial condition of PBCI.

     4.14 COMPLIANCE WITH LAWS. The Company is in substantial compliance with all laws, regulations and orders applicable to PBCI, its assets, properties and business, except where the failure so to comply would not have a material adverse effect on the business, properties or financial condition of PBCI.

     4.15 INVESTMENT BANKERS' AND BROKERS' FEES. Neither PBCI nor PBCI Sub has any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE 5.0 ADDITIONAL COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PENDING THE CLOSING

     5.1 REASONABLE BEST EFFORTS. The Company and the Shareholders will use reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 7.0.

     5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of PBCI:

          5.2.1 the Company will conduct its business and operations in the manner in which the same have heretofore been conducted and the Company will use reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve its relationships with customers, suppliers and others having dealings with the Company;

          5.2.2 the Company will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and to maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

          5.2.3 the Company will not (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities,
     (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities except that the Company may distribute to the Shareholders prior to the Closing $1,245,000 in cash (including for this purpose $120,000 that was previously distributed to the Trust), the 1992 Lexus automobile that is shown on the books of the Company and the lease by the Company of a Mercedes automobile (subject to the assumption by the Shareholders of the obligations of the Company under the lease); (iii) pay any bonus or increase the rate of compensation of any of its employees earning more than $25,000 per year or increase the compensation of any other employees other than in the ordinary course of business consistent with past practice; or enter into any new employment agreement or amend any existing employment agreement; (iv) sell, lease, transfer or assign any of its assets other than in the ordinary course of business; (v) make or obligate itself to make capital expenditures aggregating more than $25,000; (vi) enter into any transaction or agreement with either of the Shareholders or any person or entity related to either of them; (vii) incur any material obligations or liabilities or enter into any material transaction (for this purpose an obligation or liability in excess of $25,000 or a transaction having a value in excess of $25,000 shall be deemed to be material); or (viii) amend its articles of incorporation or bylaws.

     5.3 ACCESS TO THE COMPANY'S PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement, the Company will afford to the representatives of PBCI access, during normal business hours and upon reasonable notice, to the Company's premises sufficient to enable PBCI to inspect the assets and properties of the Company, and the Company will furnish to such representatives during such period all such information relating to the foregoing investigation as PBCI may reasonably request; provided, however, that any furnishing of such information to PBCI and any investigation by PBCI shall not affect the right of PBCI to rely on the representations and warranties made by the Shareholders in or pursuant to this Agreement (although PBCI will use reasonable best efforts to inform the Shareholders of any inaccuracy of any representation and warranty of the Shareholders of which it is aware at the time of the Closing), and, provided further that PBCI will hold in confidence all documents and information concerning the Company so furnished, and, if the Merger shall not be consummated, such confidence shall be maintained and PBCI will not use or disclose to any person any such document or information (except to the extent that such information can be shown to be previously available to PBCI, publicly available or disclosed to PBCI by a person who is not obligated to maintain the confidentiality of such information. At the request of the Company, all information concerning the Company furnished to PBCI shall be returned to the Company.

     5.4 NOTICE OF MATERIAL DEVELOPMENTS. The Company will give prompt written notice to PBCI of any material development affecting the assets, properties, business, business prospects, financial condition or results of operations of the Company, including without limitation any development which results in the inaccuracy of any of the representations and warranties of the Company and the Shareholders made herein. However, no disclosure pursuant to this Section 5.4 shall be deemed to amend or supplement any of such representations and warranties, or any of the schedules hereto.

     5.5 NO DISCLOSURE. Without the prior written consent of PBCI, neither the Company nor either of the Shareholders will, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity except that such disclosure may be made (i) to any person in a business relationship with the Company or the Shareholders to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the Merger which are set forth in this Agreement (including without limitation the Company's attorneys, accountants and investment bankers), (ii) to the extent the Company or the Shareholders believes in good faith that such disclosure is required by law (in which case the Company and the Shareholders will consult with PBCI prior to making such disclosure), or (iii) to employees of the Company.

     5.6 NO OTHER DISCUSSIONS; RETENTION OF SHARES OF THE COMPANY. Neither the Shareholders nor the Company will, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale or exchange of all or any part of the assets or shares of the Company to, or the merger or consolidation of the Company with, any person other than PBCI and PBCI Sub. The Shareholders will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the shares of capital stock of the Company owned by them or grant to any other person in any manner whatsoever, the right to vote such shares.

ARTICLE 6.0 ADDITIONAL COVENANTS OF PBCI AND PBCI SUB PENDING THE CLOSING

     6.1 REASONABLE BEST EFFORTS. PBCI and PBCI Sub will use their reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 8.0.

ARTICLE 7.0 CONDITIONS TO THE OBLIGATIONS OF PBCI AND PBCI SUB

     The obligations of PBCI and PBCI Sub to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Company and the Shareholders shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Shareholders shall have delivered to PBCI and PBCI Sub a certificate, dated as of the Closing Date and signed by each of the Shareholders, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

     7.2 OPINION OF COUNSEL. PBCI and PBCI Sub shall have received an opinion dated the Closing Date from Sherman & Eggers, P.C., counsel for the Company and the Shareholders, in form and substance as set forth in Exhibit C attached hereto.

     7.3 RECEIPT OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby (including the consent of BCI under the secured loan agreement dated March 24, 1995 between PBCI and BCI (the "Secured Loan Agreement") and the consents of landlords of the Leased Premises identified on Schedule 7.3) shall have been obtained and shown by written evidence satisfactory to PBCI.

     7.4 LANDLORD ESTOPPEL CERTIFICATES; LEASE DOCUMENTS. The Company shall have delivered to PBCI, in connection with each lease agreement governing the Leasehold Premises, an estoppel certificate in a form satisfactory to PBCI, and the original executed lease agreement, together with all amendments thereto. To the extent PBCI shall have requested, prior to the Closing, the modification of any of the lease agreements governing the Leasehold Premises, such lease agreements shall have been modified in a manner satisfactory to PBCI.

     7.5 TITLE COMMITMENTS. The Company shall have delivered to PBCI title commitments covering each of the Leasehold Premises and the commissary facility currently used by the Company (the "Commissary"), which title commitments shall be in form and substance satisfactory to PBCI and shall be issued by a title company satisfactory to PBCI.

     7.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby.

     7.7 ABSENCE OF DISSENTERS. The Company shall have complied with the provisions of Section 1300 of the California Act and there shall be no dissenters.

     7.8 CERTIFICATE OF NON-FOREIGN STATUS. The Shareholders shall have executed and delivered to PBCI a certificate of non-foreign status under Section 1445 of the Code, in form and substance as set forth in Exhibit D attached hereto.

     7.9 RESIGNATIONS AND RELEASES. The Company shall have delivered to PBCI the written resignations of the directors of the Company and the written resignations of such officers of the Company as may be requested by PBCI. Each of the directors and officers of the Company (other than Greg Robers) shall have delivered to the Company a release and waiver satisfactory in form and substance to PBCI of any claim that he or she may have against the Company.

     7.10 DUE DILIGENCE. PBCI shall have completed its legal, financial and business due diligence investigation of the Company, and the results of such investigation shall be satisfactory to PBCI.

     7.11 BCI STOCK PURCHASE AGREEMENT AND BCI REGISTRATION RIGHTS AGREEMENT. BCI shall have executed and delivered to PBCI a stock purchase agreement in the form attached as Exhibit E hereto (the "BCI Stock Purchase Agreement"), and PBCI and BCI shall have entered into a registration rights agreement in the form attached as Exhibit F hereto (the "BCI Registration Rights Agreement").

     7.12 PBCI REGISTRATION RIGHTS AGREEMENT. The Shareholders shall have executed and delivered to PBCI the registration rights agreement attached as Exhibit G hereto (the "PBCI Registration Rights Agreement").

     7.13 EMPLOYMENT AGREEMENT; CONSULTING AGREEMENT. Michael Brau shall have executed and delivered to PBCI an employment agreement in the form attached as Exhibit H hereto (the "Employment Agreement"), and Rachel Brau shall have executed and delivered to PBCI a consulting agreement in the form attached as
Exhibit I hereto (the "Consulting Agreement").

     7.14 COMMISSARY LEASE AND PURCHASE AGREEMENT. The Shareholders shall have entered into a lease of the Commissary from the Shareholders to PBCI Sub on terms and conditions satisfactory to PBCI, which lease shall also provide for the sale of the Commissary to PBCI Sub on terms and conditions satisfactory to PBCI (the "Commissary Lease and Purchase Agreement").

     7.15 PAYMENT OF MONTGOMERY SECURITIES. The shareholders shall have paid Montgomery Securities all amounts owed it in excess of the Transaction Expense Cap (as hereinafter defined).

Article 8.0 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS

     The obligation of the Company and the Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of PBCI contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. PBCI and PBCI Sub shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. PBCI shall have delivered to the Company and the Shareholders a certificate, dated as of the Closing Date and signed by an officer of PBCI, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

     8.2 OPINION OF COUNSEL. The Company and the Shareholders shall have received an opinion dated the Closing Date from Bell, Boyd & Lloyd, special counsel for PBCI and PBCI Sub, in form and substance as set forth in Exhibit J attached hereto.

     8.3 CONSENT OF BCI. The consent of BCI to the transactions contemplated hereby (including BCI's consent to the payment of dividends and the redemption of the PBCI Shares in accordance with the terms thereof) shall have been obtained and shown by written evidence satisfactory to the Company and the Shareholders.

     8.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby.

     8.5 BCI STOCK PURCHASE AGREEMENT AND BCI REGISTRATION RIGHTS AGREEMENT. BCI and PBCI shall have executed and delivered to each other the BCI Stock Purchase Agreement and the BCI Registration Rights Agreement, and PBCI shall have executed and delivered to the Shareholders an assignment, in form reasonably acceptable to the Shareholders, of PBCI's rights thereunder.

     8.6 PBCI REGISTRATION RIGHTS AGREEMENT. PBCI shall have executed and delivered to the Shareholders the PBCI Registration Rights Agreement.

     8.7 EMPLOYMENT AGREEMENT; CONSULTING AGREEMENT. PBCI shall have executed and delivered to Michael Brau the Employment Agreement, and PBCI shall have executed and delivered to Rachel Brau the Consulting Agreement.

     8.8 COMMISSARY LEASE. PBCI Sub shall have entered into the Commissary Lease and Purchase Agreement.

     8.9 FUNDING OF CERTAIN PAYOFFS AND DISTRIBUTIONS AT CLOSING; PAYMENT OF BANK DEBT AND CERTAIN CLOSING EXPENSES. At the time of the Closing PBCI shall have advanced or contributed to PBCI Sub cash in an amount sufficient to permit the payoff of all of the Company's bank debt, the payment of the amount of the Transaction Expense Cap (as defined in Section 11.2) and the distribution by the Company of the amounts permitted to be distributed by it pursuant to clause (ii) of Section 5.2.3, and PBCI Sub shall have paid off such bank debt and the amount of the Transaction Expense Cap concurrently with the Closing.

Article 9.0 CERTAIN POST-CLOSING COVENANTS CLOSING

     9.1 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of PBCI, the Shareholders shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in PBCI Sub the assets of the Company and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     9.2 RESTRICTIONS ON TRANSFER OF THE PBCI SHARES AND THE PBCI COMMON SHARES. The restrictions of this Section 9.2 apply to any holder of the PBCI Shares or the PBCI Common Shares. Each of the Shareholders acknowledges and agrees that:

          9.2.1 The PBCI Shares to be issued pursuant hereto may be owned, as of the Closing, only in the names of and by the Shareholders.

          9.2.2 No federal, state or other agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the PBCI Shares or the PBCI Common Shares.

          9.2.3 Because neither the PBCI Shares nor the PBCI Common Shares have been registered under the Securities Act or applicable state or other securities laws, the economic risk of the investment must be borne indefinitely by the Shareholders, and neither the PBCI Shares nor the PBCI Common Shares can be sold unless subsequently registered under the Securities Act and such state or other laws, or an exemption from such registration is available, PBCI is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act, except pursuant to the PBCI Registration Rights Agreement; Rule 144, adopted under the Securities Act and governing the possible disposition of the PBCI Shares and the PBCI Common Shares, is not currently available; PBCI has not covenanted to take any action necessary to make such Rule available for a resale of the PBCI Shares or the PBCI Common Shares; and it is not anticipated that there will be any market for resale of the PBCI Shares or the PBCI Common Shares.

          9.2.4 No PBCI Shares or PBCI Common Shares may be transferred unless
     (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel reasonably satisfactory to PBCI (the fees and expenses of which counsel shall be borne by the transferring Shareholder), an exemption from the registration requirements of the Securities Act and applicable state or other securities laws is available.

               9.2.5.1 In the event the Shareholders or any other holder of the PBCI Shares (a "Holder") desires to sell, transfer or otherwise dispose of any of the PBCI Shares, whether voluntarily or by operation of law, except for transfers to members of the Shareholders' families or one or more trusts solely for the benefit of the Shareholders and such family members or one or more partnerships or limited liability companies in which the only equity holders are the Shareholders, such family members and/or such trusts, in which transfer such permitted transferee agrees in writing to be bound by the provisions of this
          Section 9.2.5, then such Holder (the "Selling Holder") shall first deliver written notice of its desire to do so (the "Notice") to PBCI, in the manner prescribed in this Agreement for the giving of notice. The Notice must specify (i) the name and address of the party to which the Selling Holder proposes to sell or otherwise dispose of the PBCI Shares (the "Offeror"), (ii) the number of PBCI Shares the Selling Holder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per share to be delivered to the Selling Holder for the proposed sale, transfer or disposition, and
          (iv) all other material terms and conditions of the proposed transaction.

               9.2.5.2 PBCI shall thereupon have an option to purchase all of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. PBCI must exercise such option within 10 days after such Notice is deemed to have been delivered to it, by written notice to the Selling Holder.

               9.2.5.3 In the event PBCI duly exercises its option to purchase all of the Offered Shares, the closing date of such purchase shall take place at the office of PBCI on the date three business days after the expiration of such 10-day period.

               9.2.5.4 To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by PBCI exercising its options under Section 9.2.5.2 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Holder and PBCI.

               9.2.5.5 Notwithstanding anything to the contrary herein, PBCI shall have no right to purchase any of the Offered Shares hereunder unless PBCI exercises its option or options to purchase all of the Offered Shares.

               9.2.5.6 If PBCI fails to duly exercise its option to purchase the Offered Shares as provided hereunder, the Selling Holder may sell the Offered Shares to the Offeror on the terms provided in the Notice within thirty days after the expiration of PBCI's option provided that the Offeror, prior to the receipt of any shares, agrees in writing to be bound by the terms of this Agreement to the same extent as the Selling Holder is bound hereby. If the Selling Holder does not sell the Offered Shares to the Offeror within the time period specified herein, the Offered Shares shall once again be subject to the terms of this Section 9.2.5.

     9.2.6 The Shareholders agree that (i) they shall enter into any agreement restricting the transfer of the PBCI Common Shares that is requested by the underwriters in the initial public offering of shares of common stock of PBCI and that has the same terms as those agreed upon by the directors and officers of PBCI with respect to shares of common stock of PBCI held by them, and (ii) that they will not sell, transfer or otherwise dispose of any of the PBCI Shares or the PBCI Common Shares unless they have first obtained the written agreement of the transferee of such shares to be bound by the provisions of this Section 9.2.6.

     9.2.7 Each certificate evidencing the PBCI Shares and the PBCI Common Shares shall bear the following legends:

          "The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, in reliance upon the exemptions contained therein. No transfer of these shares or any interest therein may be made unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel reasonably satisfactory to the issuer of these shares, an exemption from the registration requirements of the Securities Act and applicable state or other securities laws is available."

          "The shares represented by this certificate are also subject to certain covenants and agreements (including restrictions on transfer) contained in that certain Agreement and Plan of Merger dated August

          10, 1995, by and among Progressive Bagel Concepts, Baltimore Bagel Co., BBC Acquiring Corporation, Michael Brau and Rachel Brau, individually and as trustees of the Brau Living Trust dated January 23, 1990."

     9.3 CERTAIN POST-CLOSING COOPERATION. Each of the Shareholders acknowledges and agrees that PBCI may have need of information concerning the Company and the Shareholders in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by PBCI ("Offerings"). The Shareholders jointly and severally agree that they will cooperate with PBCI in connection with any Offerings and that they will: (i) furnish PBCI with such information concerning the Company and the Shareholders as PBCI may reasonably require to comply with applicable securities laws and regulations (the "Company Information"); (ii) use diligent efforts to review, comment on, and otherwise assist PBCI as reasonably necessary for the preparation of, descriptions concerning the Company and the Shareholders to be used in connection with Offerings; and (iii) represent and warrant to PBCI in connection with any Offerings that the Company Information will not contain any untrue statement of a material fact or omit any material fact necessary to make the information contained therein not misleading.

     9.4 SUBSEQUENT AUDITED FINANCIAL STATEMENTS. Each of the Shareholders covenants and agrees with PBCI that if PBCI shall determine that audited financial statements of PBCI or the Company for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering, or otherwise, each shall cooperate fully with PBCI's accountants in the preparation of such audited financial statements, at PBCI's expense, and each shall make such reasonable representations and warranties to the applicable certified public accounts as are customary in connection with the preparation of audited financial statements.

     9.5 CONFIDENTIAL INFORMATION.

          9.5.1 The Shareholders possess and will further develop and acquire certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed or to be developed, by or for the Company and PBCI respecting the business of the Company and PBCI (the "Confidential Information"). Each of the Shareholders acknowledges and agrees that neither such Shareholder nor any other person or entity has acquired by or through such Shareholder any interest in or right to use the Confidential Information other than the right to utilize it in the operation of the business of PBCI and its subsidiaries, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with PBCI.

          9.5.2 Each of the Shareholders acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of PBCI, is proprietary, and includes trade secrets of PBCI. Each of the Shareholders hereby agrees, that such Shareholder: (i) will not use the Confidential Information in any other business or capacity; (ii) will maintain the absolute secrecy and confidentiality of the

     Confidential Information; and (iii) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

          9.5.3 Notwithstanding the foregoing, the obligations of the Shareholders specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of any of the Shareholders, their agents or any person or entity which has received such Confidential Information from or through either of the Shareholders,
     (ii) is approved for release by written authorization of an officer of PBCI, (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to PBCI to seek a protective order therefor, the imposition of which protective order the Shareholders agrees to approve and support, or (iv) in the written opinion of the disclosing Shareholder's counsel, is necessary to be made by such Shareholder in order that the Shareholder not violate any law, rule or regulation applicable to him or her.

     9.6 RESTRICTIVE COVENANTS. Each of the Shareholders acknowledges and agrees that PBCI would be unable to protect the Confidential Information against unauthorized use or disclosure and PBCI would be unable to realize the benefits of this Agreement if such Shareholder were permitted to engage in, hold interests in or perform services for entities conducting a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products, other than PBCI and its subsidiaries (a "Competitive Business"). Each of the Shareholders further acknowledges and understands that PBCI intends, and expects, to expand its business throughout the United States. Each of the Shareholders further acknowledges and agrees that the restrictions contained in this Section 9.6 will not hinder his or her activities under this Agreement or in general. PBCI has entered into this Agreement with the Shareholders on the express condition that, with respect to the operation of the PBCI's business, the Shareholders will deal exclusively with PBCI with respect to the bagel business. Each of the Shareholders therefore agrees that for a period of five
(5) years from the Closing Date, he or she shall not directly or indirectly anywhere in the United States (including without limitation every county in the State of California): (i) have any interest as a record or beneficial owner in any Competitive Business provided, however, the Shareholders may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange; (ii) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or (iii) divert or attempt to divert any business or any customers of PBCI's business to any Competitive Business.

     9.7 REMEDIES; WAIVER.

          9.7.1 Each of the Shareholders agrees that the provisions and restrictions set forth above in Sections 9.5 and 9.6 are necessary to protect PBCI and its successors and assigns in the protection of the business to be acquired by PBCI pursuant to this Agreement. Each of the Shareholders agrees that damages cannot compensate PBCI in the event of a violation of the covenants contained in Sections 9.5 and
     9.6 hereof, and that injunctive relief shall be essential for the protection of PBCI and its successors and assigns. Accordingly, each of the Shareholders agrees and consents that, in the event he or she shall violate or breach any of said covenants PBCI shall be entitled to obtain (and he or she hereby consents to) such injunctive relief against such Shareholder, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by PBCI of any right or remedy hereunder shall not preclude the exercise or enforcement by PBCI of any other right or remedy hereunder or which PBCI has the right to enforce under applicable law.

          9.7.2 Failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     9.8 PBCI DEBT AGREEMENTS. PBCI agrees to use reasonable best efforts to obtain from any lender to PBCI that is the beneficiary of negative covenants restricting dividend or redemption payments the agreement of such lender that PBCI may pay dividends on, and redeem, the PBCI Shares in accordance with the terms thereof so long as any such payment or redemption does not result in PBCI's default under any financial covenants provided for in any agreement to which PBCI is a party.

     9.9 AUTHORIZATION OF PBCI COMMON STOCK. PBCI will not issue shares of its common stock in its initial public offering unless it has at the time of such issuance authorized and reserved for issuance the shares of its common stock into which the PBCI Shares are convertible.

     9.10 FINANCIAL STATEMENTS OF PBCI. For so long as either of the Shareholders holds any of the PBCI Shares, PBCI shall furnish to the Shareholders copies of its financial statements for each of its monthly retail periods, together with copies of such financial statements of PBCI as are prepared by PBCI for distribution to its stockholders generally.

     9.11 CERTIFICATE OF SATISFACTION OF CALIFORNIA FRANCHISE TAX BOARD. The Shareholders shall cooperate with PBCI and the Company to permit the Company to obtain and file in accordance with Sections 1103 and 1108(g) of the California Act a certificate of satisfaction of the Franchise Tax Board of the State of California with respect to the Company (the "Tax Clearance Certificate").

Article 10.0 INDEMNIFICATION

     10.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders jointly and severally agree that from and after the Closing they will indemnify and hold PBCI and PBCI Sub harmless in respect of the aggregate of all PBCI Indemnifiable Damages (as hereinafter defined). For this purpose, PBCI Indemnifiable Damages shall mean all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel fees and expenses) incurred or suffered by PBCI or PBCI Sub (or any successor to all or any part of the assets or business of the Company)

(i) resulting from any inaccurate representation or warranty made by the Company and the Shareholders in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by the Shareholders in this Agreement, or (iii) resulting from any guarantee of any obligation or liability of the Shareholders (including without limitation the guarantee by the Company of the indebtedness of the Shareholders to the San Diego County Certified Development Corporation). Without limiting the generality of the foregoing, with respect to the measurement of PBCI Indemnifiable Damages, PBCI and PBCI Sub shall each have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Company and the Shareholders been true and correct, had each of the covenants of the Shareholders been performed in full and had no such guarantee of any of the Shareholders' obligations or liabilities existed. The foregoing obligation to indemnify PBCI and PBCI Sub shall be subject to each of the following principles or qualifications:

          10.1.1 Each of the representations and warranties made by the Company and the Shareholders in this Agreement or pursuant hereto, shall survive until February 10, 1997, notwithstanding any investigation at any time made by or on behalf of PBCI or PBCI Sub, and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.28 and 3.29 hereof shall in each case survive forever and those made in Section 3.9 hereof shall in each case survive until the first anniversary of the later of (i) the date on which the applicable period of limitation on assessment or refund of tax has expired, or (ii) the date on which the applicable taxable year (or portion thereof) has been closed. No claim for the recovery of PBCI Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by PBCI or PBCI Sub after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

          10.1.2 The Shareholders shall not be liable for any claim for PBCI Indemnifiable Damages arising out of any inaccuracy of any representation or warranty if the aggregate amount of all such PBCI Indemnifiable Damages does not exceed $75,000.

          10.1.3 The liability of the Shareholders for claims for all PBCI Indemnifiable Damages arising out of inaccuracies of representations and warranties (other than the representations and warranties set forth in Sections 3.1 through 3.5 hereof, inclusive) shall in no event exceed $5,250,000.

     10.2 AGREEMENT BY PBCI AND PBCI SUB TO INDEMNIFY. PBCI and PBCI Sub jointly and severally agree that from and after the Closing they will indemnify and hold the Shareholders harmless in respect of the aggregate of all Shareholder Indemnifiable Damages (as hereinafter defined). For this purpose, Shareholder Indemnifiable Damages shall mean all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel fees and expenses) incurred or suffered by the Shareholders (i) resulting from any inaccurate representation or warranty made by PBCI or PBCI Sub in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by PBCI or PBCI Sub in or pursuant to this Agreement, or (iii) resulting from any guarantee of any obligation or liability of the Company made by the Shareholders with respect to leases and loans disclosed in the Schedules to this Agreement. Without limiting the generality of the foregoing with respect to the measurement of Shareholder Indemnifiable Damages, the Shareholders shall have the right to be put in the same financial position as they would have been in had each of the representations and warranties of PBCI and PBCI Sub been true and correct, had each of the covenants of PBCI and PBCI Sub been performed in full, and had no such guarantees of the Company's obligations or liabilities existed. The foregoing obligation to indemnify the Shareholders shall be subject to each of the following principles or qualifications:

          10.2.1 Each of the representations and warranties made by PBCI in this Agreement or pursuant hereto, shall survive until February 10, 1997, notwithstanding any investigation at any time made by or on behalf of the Shareholders, and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made in Sections 4.1, 4.2, 4.3, 4.4, 4.5, and 4.15, hereof shall in each case survive forever. No claim for the recovery of Shareholder Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by the Shareholders after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

          10.2.2 PBCI shall not be liable for any claim for Shareholder Indemnifiable Damages arising out of any inaccuracy of any representation or warranty if the aggregate amount of all such Shareholder Indemnifiable Damages does not exceed $75,000.

          10.2.3 The liability of PBCI and PBCI Sub for claims for all Shareholder Indemnifiable Damages arising out of inaccuracies of representations and warranties of PBCI (other than the representations and warranties set forth in Sections 4.1 through 4.5 hereof, inclusive) shall in no event exceed $5,250,000.

     10.3 LEGAL PROCEEDINGS. In the event PBCI or PBCI Sub, on the one hand, or the Shareholders, on the other hand, become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other parties in writing of such proceeding. The other parties may, at their option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If any party elects to defend any proceeding, such party shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably by the party being indemnified; provided, that, in the event the indemnifying party shall fail to initiate a defense of a claim within twenty days of the notice to the indemnified party of a claim, the indemnified party shall have the option to conduct the defense of such claim as it may in its discretion deem proper. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

     10.4 EXCLUSIVE REMEDY. The indemnification provisions of Section 10.1 and
10.2 hereof are intended by the parties to provide the exclusive remedy for breaches of representations and warranties made by the parties in or pursuant to this Agreement.

     10.5 TRANSFER OF PBCI SHARES. The indemnification obligations of the Shareholders under Section 10.1 may be satisfied by the delivery of cash or PBCI Shares (for this purpose valuing the PBCI Shares at an amount equal to their liquidation preference), at the option of the Shareholders.

Article 11.0 MISCELLANEOUS

     11.1 AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing, provided, however, that any amendment effected subsequent to shareholder approval shall be subject to any restrictions set forth in the Delaware Act and the California Act.

     11.2 PAYMENT OF EXPENSES. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby (the foregoing legal, accounting and other transaction fees and expenses being herein referred to as "Transaction Expenses"); provided, however, that (i) the Company's obligation to pay Transaction Expenses shall be limited to $250,000 (the "Transaction Expense Cap"), (ii) all Transaction Expenses of the Company and the Shareholders in excess of the Transaction Expense Cap shall be paid by the Shareholders at the Closing, and (iii) the costs of the title commitments identified in Section 7.5 shall be paid by PBCI. The Company shall pay the amount of the Transaction Expense Cap at Closing by payment of $250,000 to Montgomery Securities.

     11.3 TERMINATION. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the Merger may be abandoned:

          11.3.1 by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

          11.3.2 by PBCI at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby;

          11.3.3 by PBCI in the event of the material breach by the Company or the Shareholders of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from PBCI;

          11.3.4 by the Company in the event of the material breach by PBCI or PBCI Sub of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from the Company; or

          11.3.5 by any party hereto if the Closing has not taken place by September 15, 1995.

     If this Agreement is terminated pursuant to Sections 11.3.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Sections 1l.3.2, 11.3.3, 1l.3.4 or 1l.3.5 shall be without prejudice to any other rights or remedies of the respective parties.

     11.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     11.5 ENTIRE AGREEMENT. This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof, including without limitation the confidentiality agreement between PBCI and the Company dated June 22, 1995. The Company further agrees, for the express benefit of BCI, that the provisions of this Agreement governing confidentiality of information and publicity supersede the confidentiality agreement between the Company and BCI dated January 12, 1995, and that such agreement has no further force or effect. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

     11.6 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     11.8 NOTICES. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

     If to the Company, addressed as follows:

          Baltimore Bagel Co.
          7007 Carroll Road
          San Diego, CA 92121-2212
          Attention: Michael E. Brau, President

     with a copy to:

          Sherman & Eggers, P.C.

          350 West Ash Street, Suite 1100
          San Diego, CA 92101-3403
          Attention: Lawrence M. Sherman

     If to PBCI, addressed as follows:

          Progressive Bagel Concepts, Inc.
          1526 Cole Blvd., Suite 200
          Golden, CO 80401
          Attention: Chairman

     with a copy to:

          Progressive Bagel Concepts, Inc.
          1526 Cole Blvd., Suite 200
          Golden, CO 80401
          Attention: General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the laws of such state governing conflicts of law or choice of laws), except that the Merger shall be governed by and become effective in accordance with the California Act to the extent provided for therein.

     11.10 PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by the Company or the Shareholders without the prior approval of PBCI.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   PROGRESSIVE BAGEL CONCEPTS, INC.


                                   By /s/ Daniel V. Colangelo
                                      ------------------------------------------
                                   BALTIMORE BAGEL CO.


                                   By /s/ Michael E. Brau, President
                                      ------------------------------------------
                                   BBC ACQUIRING CORPORATION


                                   By /s/ Daniel V. Colangelo
                                      ------------------------------------------

                                      /s/ Michael E. Brau
                                      ------------------------------------------
                                            Michael E. Brau

                                      /s/ Rachel C. Brau
                                      ------------------------------------------
                                             Rachel C. Brau

                                    EXHIBITS
                                    --------


                     Exhibit A             Certificate of Merger

                     Exhibit B             Terms of Series A Preferred Stock

                     Exhibit C             Opinion of Sherman & Eggers

                     Exhibit D             Certificate of Non-Foreign Status

                     Exhibit E             BCI Stock Purchase Agreement

                     Exhibit F             BCI Registration Rights Agreement

                     Exhibit G             PBCI Registration Rights
                                             Agreement

                     Exhibit H             Michael Brau Employment
                                             Agreement

                     Exhibit I             Rachel Brau Consulting Agreement

                     Exhibit J             Opinion of Bell, Boyd & Lloyd

                                                                       Exhibit A

                              CERTIFICATE OF MERGER
                            (Pursuant to Section 252
                           of the General Corporation
                          Law of the State of Delaware)

                                     merging

                               BALTIMORE BAGEL CO.

                                      into

                            BBC ACQUIRING CORPORATION

     BBC ACQUIRING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") of the merger is as follows:

                                                 State of
               Name                           Incorporation
               ----                           -------------
        Baltimore Bagel Co.                     California

        BBC Acquiring Corporation               Delaware

     SECOND: That an agreement of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is BBC Acquiring Corporation (the "Surviving Corporation").

     FOURTH: That the certificate of incorporation of the Surviving Corporation is amended by the Merger Agreement by deleting Article FIRST thereof and substituting therefor the following new Article FIRST:

          "FIRST: The name of the Corporation is Baltimore Bagel Co."

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401.

     SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of either Constituent Corporation.

     SEVENTH: That the authorized capital stock of Baltimore Bagel Co., a California corporation, consists of 10,000,000 common shares.

     IN WITNESS WHEREOF, BBC ACQUIRING CORPORATION has caused this certificate
to be signed by its Vice President and attested by its Secretary this    day of
               , 1995.


                                        BBC ACQUIRING CORPORATION

                                        By: ______________________________
                                                   Vice President

[Corporation Seal]

ATTEST:

By: ______________________________
             Secretary

                                                                       Exhibit B

                        PROGRESSIVE BAGEL CONCEPTS, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                   RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
                      SPECIAL RIGHTS OF PREFERRED STOCK AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     THEREOF

                                   ----------

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), does hereby certify that the following resolution was duly adopted by a committee duly designated by the Board of Directors of the Company in accordance with the General Corporation Law of the State of Delaware:

     RESOLVED, that the Company hereby designates 6,250 of its authorized but unissued shares of Preferred Stock, $.01 par value, as Series A Preferred Stock, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions in addition to those set forth in the Certificate of Incorporation of the Company:

     1. Designation; Number of Shares. 6,250 shares of Preferred Stock shall be designated Series A Preferred Stock (hereinafter sometimes referred to as the "Series A Preferred Stock").

     2. Dividend Rights.

     (a) The holders of shares of Series A Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of $60 per share per annum and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Company ranking junior to the Series A Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

     (b) Dividends on the Series A Preferred Stock shall be payable, when and as declared by the Board of Directors, on February 15, May 15, August 15, and November 15 of each year, with the first dividend payment on November 15, 1995 (each

November 15 of each year, with the first dividend payment on November 15, 1995 (each such date being herein sometimes referred to as a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Company 30 days prior to the applicable Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Company. The amount of dividends payable per share of Series A Preferred Stock for each dividend period shall be computed by dividing by four the $60 annual rate.

     (c) Dividends on the Series A Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals of dividends shall not bear interest.

     (d) All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

     (e) No dividend may be declared on any other class or series of stock ranking on a parity with the Series A Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series A Preferred Stock like dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

     3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any class or series of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $1000 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock and any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up shall be insufficient to permit the payment to such stockholders of the full preferential amount payable to them, then all of such assets shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up in accordance with the amounts that would be payable in such distribution if the amounts to which the holders of the Series A Preferred Stock and the holders of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up were entitled were paid in full.

     4. AUTOMATIC CONVERSION.

        (a) Each share of Series A Preferred Stock that remains outstanding on any date that shares of Common Stock of the Company are sold in an underwritten public offering shall automatically, and without any action on the part of the holder thereof or the Company, be converted into the number of fully paid and nonassessable shares of Common Stock of the Company that results from dividing the sum of $1000, and, at the holder's option, any dividends on such share accrued and unpaid prior to the Conversion Date, by 80% of the gross offering price per share to the public of the common stock sold in such public offering (the "Conversion Price"), such conversion to be effective immediately prior to the close of business on the date of the closing of the public offering (the "Conversion Date").

        (b) All rights with respect to shares of Series A Preferred Stock outstanding on the Conversion Date shall forthwith after the Conversion Date terminate, except only the right of the holders of such shares to receive Common Stock upon surrender of their certificates for the Series A Preferred Stock and the right to receive payments of any dividends accrued and unpaid at the Conversion Date which the holders have elected not to have converted into Common Stock of the Company, which shall be a debt of the Company.

        (c) The Company shall have no obligation to issue and deliver to any holder of Series A Preferred Stock on such date a certificate for the number of shares of Common Stock to which such holder shall be entitled until such time as such holder has surrendered the certificate or certificates for such Series A Preferred Stock, duly endorsed, at the office of the Company or any transfer agent for the Common Stock.

        (d) If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph 4(d), be deliverable upon any conversion of the Series A Preferred Stock, the Company, in lieu of delivering such fractional share therefor, shall pay to the holder thereof an amount in cash equal to such fractional interest multiplied by the Conversion Price.

        (e) The Company shall, not later than the Conversion Date, reserve and have available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

        (f) In the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation) in which shares of Common Stock of the Company are converted into (i) cash, (ii) stock or other securities which are traded on an established securities market, or a combination of the consideration described in clauses
(i) and (ii) of this sentence, any shares of Series A Preferred Stock outstanding at the time of such merger or consolidation shall be automatically converted into consideration of the same type as that received by holders of Common Stock of the Company (and, in the event there is more than one type of consideration, in the same proportions as received by holders of the Common Stock) having an aggregate value equal to 125% of the aggregate liquidation preference of such shares of Series A Preferred Stock.

        (g) In the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation) in which the shares of Common Stock of the Company are converted into shares of common stock of the surviving corporation which are not traded on an established securities market, the corporation resulting from such consolidation or surviving such merger shall make adequate provision so that any shares of Series A Preferred Stock outstanding at the time of such merger or consolidation shall be converted into shares of preferred stock of such surviving corporation (i) that are convertible into shares of common stock of such corporation on the same basis as the shares of Series A Preferred Stock are convertible into Common Stock of the Company and (ii) having the same terms as the Series A Preferred Stock. The provisions of this Section 4(g) shall apply to successive consolidations and mergers.

     5. REDEMPTION.

        (a) At any time after February 10, 1999, and from time to time thereafter, the Company may redeem, out of funds legally available for such purpose, any or all shares of the Series A Preferred Stock then outstanding at a price per share equal to $1250 plus any accrued and unpaid dividends thereon as of the date such redemption is effected. The Company shall mail written notice of each redemption of Series A Preferred Stock pursuant to this paragraph 5(a) to each holder of record as shown on the books of the Company 30 days prior to the date fixed for redemption, specifying the redemption date, the number of shares to be redeemed and the number of shares of such holder to be redeemed. In the event the Company redeems less than all shares of the Series A Preferred Stock then outstanding, the shares of the Series A Preferred Stock shall be redeemed from the holders of Series A Preferred Stock pro rata (as nearly as practicable) in proportion to the number of shares of Series A Preferred Stock held by each of them.

        (b) Except to the extent prohibited by agreements governing indebtedness or other financing of the Company, the Company shall redeem up to one-third of the outstanding shares of the Series A Preferred Stock in the event it receives, at any time after each of the following dates, a notice in writing signed by the holder or holders of a majority of the outstanding shares of Series A Preferred Stock requesting such a redemption, which redemption shall occur on the date specified in the notice and at a price per share equal to $1250 plus an accrued and unpaid dividends thereon as of the date such redemption is effected: February 28, 1998, May 1, 1998 and August 1, 1998. Except to the extent prohibited by agreements governing indebtedness or other financing of the Company, Company shall also redeem all of the outstanding shares of the Series A Preferred Stock in the event it receives, at any time after the Company has failed to pay three consecutive quarterly dividends on the Series A Preferred Stock, a notice in writing signed by the holder or holders of a majority of the outstanding shares of Series A Preferred Stock requesting such a redemption, which redemption shall occur on the date specified in the notice and at a price per share equal to $1250 plus accrued and unpaid dividends thereon as of the date such redemption is effected. If the funds of the Company legally available for redemption of shares of the Series A Preferred Stock are insufficient to redeem the total number of shares to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of shares, which shares shall be redeemed from the holders of Series A Preferred Stock pro rata (as nearly as practicable) in proportion to the number of shares of Series A Preferred Stock held by each of them. As and when additional funds of the Company are legally available for the redemption of shares, such funds shall immediately be applied in the same manner to redeem the balance of the shares which the Company has become obligated to redeem.

        (c) In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof, without cost to such holder, promptly after surrender of the certificate representing the redeemed shares.

        (d) No share of Series A Preferred Stock is entitled to any dividends accruing after the date such share has been redeemed. On such date dividends will cease to accrue, all rights of the holder of such shares as such holder will cease, and such shares will not be deemed to be outstanding.

     6. VOTING RIGHTS. Except as required by law, the Series A Preferred Stock shall have no voting rights.

     7. STATUS. Shares of Series A Preferred Stock which have been issued and reacquired in any manner by the Company shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the Series A Preferred Stock or as part of a new series of Preferred Stock or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

     8. CHANGES IN CAPITALIZATION. The creation, authorization or issuance of any shares of any capital stock of the Company, whether ranking junior or senior to, or on a parity with, the shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up (any such shares being herein referred to as "Additional Shares"), the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Additional Securities, the creation of any indebtedness of any kind of the Company, or the increase or decrease in the amount of authorized capital stock of any class, including the Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Series A Preferred Stock, shall not require the consent of the holders of Series A Preferred Stock and shall not be deemed to alter or change the powers, preferences or special rights of shares of Series A Preferred Stock so as to affect them adversely; provided, however, that the Company shall not issue shares designated Series A Preferred Stock after the initial issuance of shares designated Series A Preferred Stock without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

     IN WITNESS WHEREOF, The Company has caused this certificate to be executed by its duly authorized officers this 9th day of August, 1995.


                                        ______________________________
                                        Vice President

Attest:


______________________________
Secretary

                                                                       Exhibit D

                       CERTIFICATION OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned, the undersigned hereby certify as follows:

     1. The undersigned are not nonresident aliens for purposes of U.S. income taxation;

     2. Michael E. Brau's U.S. taxpayer identifying number (Social Security number) is ###-##-####, and Rachel C. Brau's U.S. taxpayer identifying number (Social Security number) is ###-##-####; and

     3. The undersigneds' home address is: 1121 Via Carolina, La Jolla, California 92037.

     The undersigned understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury we declare that we have examined this Certification and to the best of our knowledge and belief it is true, correct and complete.

Dated: August 10, 1995
                            ------------------       ------------------
                             Michael E. Brau           Rachel C. Brau

                                                                       Exhibit E

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT, is made and entered into as of this 10th day of August, 1995, by and between Boston Chicken, Inc., a Delaware corporation (the "Seller"), and Progressive Bagel Concepts, Inc., a Delaware corporation ("Buyer").

                                   RECITALS

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, shares of common stock, $.01 par value per share, of the Seller ("Common Stock"), upon the terms and subject to the conditions contained herein.

     For and in consideration of the premises, covenants, and agreements contained herein, the parties do covenant, agree, represent, warrant, and stipulate as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

     Section 1.1 Shares to be Acquired. Subject to the terms and conditions contained herein, Seller agrees to sell, assign, transfer, and convey to Buyer, free and clear of all pledges, liens, security interests, encumbrances, or other restrictions arising from Seller (except restrictions on resale under state or federal securities laws), and Buyer shall purchase from Seller, that number of shares of Common Stock equal to: (a) $4,000,000 divided by (b) the closing sales price per share of Common Stock as quoted on the NASDAQ National Market, as reported in The Wall Street Journal (Western Edition), on the business day immediately prior to the last business day before the Closing Date (as hereinafter defined) (the "Per-Share Price"), rounded up to the nearest whole share (the "Shares").

     Section 1.2 Closing. The closing of the purchase and sale of the Shares herein described (the "Closing") shall occur on August 10, 1995 (the "Closing Date") and shall take place at the offices of the Seller, 14103 Denver West Parkway, Golden, CO 80401 at 10:00 a.m. Mountain time.

     Section 1.3 Delivery of Shares. On the Closing Date, Seller shall deliver to Buyer such certificate or certificates, in such denominations as Buyer may reasonably request, representing the Shares, issued in the name of Buyer.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

     The aggregate purchase price (the "Purchase Price") for the Shares shall be $4,000,000. The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to a bank or banks designated by Seller.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents, warrants, covenants, and agrees as follows:

     Section 3.1 Capitalization: Validity of Shares. Seller has authorized capital stock consisting of 100,000,000 shares of Common Stock, of which 46,884,214 shares were issued and outstanding as of August 1, 1995, and 20,000,000 shares of $.01 par value preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of Seller are duly and validly authorized and issued, fully paid and nonassessable, were offered, issued, and sold in accordance with applicable federal and state securities laws and were not issued in violation of the preemptive rights of any stockholders of Seller. The Shares to be issued and delivered to Buyer, when so issued and delivered against payment there for as provided in Article II hereof, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right, or restriction whatsoever arising from Seller (except restrictions on resale under state or federal securities laws). There are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from Seller.

     Section 3.2 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 3.3 Authorization; Validity. Seller has full corporate power and authority to enter into this Agreement and to perform all of Seller's covenants and undertakings herein set forth, including, without limitation, the full corporate power and authority to issue the Shares to Buyer free and clear of any security interests, liens, encumbrances, rights, or restrictions arising from Seller. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of Seller; (ii) violate or constitute a default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease, or agreement to which Seller is a party or by which it or any of its properties or assets may be bound, which violation, default, or conflict would result in a material adverse effect on the business, assets, operations, or condition (including, without limitation, financial) of Seller; or (iii) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which Seller is subject, which violation would result in a material adverse effect on the business, assets, operations or condition (including, without limitation, financial) of Seller.

     Section 3.4 SEC Reports and Financial Statements. Seller is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has delivered to Buyer copies of all reports, registration statements, and other filings filed by Seller with the Securities and Exchange Commission (the "SEC") since December 26, 1993 under the 1934 Act and any filings with the SEC under the Securities Act of 1933, as amended (the "1933 Act") (herein collectively called the "SEC Reports"). As of the date of this Agreement, Seller has filed all regular and periodic reports and proxy statements required to be filed by it with the SEC. The SEC Reports comply with the disclosure requirements of the respective applicable report or form except where the failure to comply would not have a material adverse effect on the business, assets, operations or condition (including without limitation financial) of Seller. As of their respective dates of filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Reports were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present, as of the dates thereof, the results of Seller's and its consolidated subsidiaries' operations and changes in financial position for the periods specified, subject, in the case of the unaudited interim financial statements, to normal year-end audited adjustments and any other adjustments described therein or in the notes and schedules thereto.

     Section 3.5 Brokers. Seller has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

     Section 3.6 Representations and Warranties; Survival. The representations, warranties and covenants of Seller shall survive for a period of one year from the Closing Date. When considered together with the SEC Reports and other information made available to Buyer, no representation, warranty, or covenant contained in this Agreement or in any written statement delivered pursuant hereto contains any untrue material statement, nor shall such representations, warranties, and covenants omit any statement necessary in order to make any material statement not misleading in light of the circumstances in which they were made.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents, warrants, covenants, and agrees as follows:

     Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     Section 4.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and to perform all of Buyer's covenants and undertakings herein set forth. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will prior to the Closing Date be, duly authorized by all necessary corporate action on the part of Buyer. This Agreement is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     Section 4.3 Investment. The Shares are being acquired by Buyer hereto not with a view to any distribution or resale thereof in any transaction which would be in violation of the 1933 Act, and rules promulgated thereunder, or any state securities statute. Buyer can bear the economic risk of losing its investment in the Shares and is presently able to afford the complete loss of such investment. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares. Buyer has been furnished with the SEC Reports and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the merits and risks of investing in the Shares and (ii) to obtain such additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Buyer acknowledges that Seller has answered all questions and responded to all inquiries and requests for information to Buyer's satisfaction. Buyer acknowledges that it has made, independently and without reliance upon the Seller (other than the representations and warranties of the Seller set forth in Article III hereof) or any agent or representative of the Seller and based on its own independent analysis of the Seller and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

     Section 4.4 Legend on Shares. The Buyer understands that the Shares have not been registered under the 1933 Act or any state securities laws, and that it must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the Shares will bear substantially the following legend:

          "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

     Section 4.5 Brokers. Buyer has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

                                    ARTICLE V

                             CONDITIONS; TERMINATION

     Section 5.1 Conditions to Obligations of Buyer. The obligations of Buyer are, at the option of Buyer, subject to the conditions that, at the Closing
Date:

          (a) Accuracy of Representations and Warranties. The representations or warranties of Seller contained in this Agreement shall be true and correct in all material respects.

          (b) Performance by Seller. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Delivery of Certificates. Seller shall have delivered to Buyer (i) a certificate executed by the Vice Chairman or any Vice President of Seller, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; and (ii) duly adopted resolutions of the Board of Directors of Seller, certified by certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated herein in accordance with its terms

          (d) No Adverse Changes. There shall have been no material adverse change in the properties, business, or financial condition of Seller from that reflected in the SEC Reports, and Seller shall not have suffered any substantial loss or damage to its properties or assets not otherwise covered by insurance that would materially and adversely affect or impair its ability to conduct its business.

          (e) Registration Rights Agreement. Seller shall have executed and delivered to Buyer that certain Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the "Registration Rights Agreement").

     Section 5.2 Conditions to Obligations of Seller. The obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

          (a) Accuracy of Representations and Warranties. The representations or warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

          (b) Performance by Buyer. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Delivery of Certificates. Buyer shall have delivered to Seller (i) a certificate executed by an officer of Buyer, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; and (ii) duly adopted resolutions of the Board of Directors of Buyer certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Buyer and the consummation of the transactions contemplated herein in accordance with its terms.

          (d) Registration Rights Agreement. Buyer shall have executed and delivered to Seller the Registration Rights Agreement.

     Section 5.3 Termination. This Agreement may be terminated by Buyer on the Closing Date if any condition precedent to Buyer's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Buyer may have hereunder as a consequence of any failure or default of Seller. This Agreement may be terminated by Seller on the Closing Date if any condition precedent to Seller's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Seller may have hereunder as a consequence of any failure or default of Buyer. Seller and Buyer shall apply their reasonable best efforts to fulfill all conditions precedent necessary to consummate this Agreement.

                                   ARTICLE VI

                              SHARE PRICE GUARANTEE

     Section 6.1 Agreement to Guarantee. Seller agrees, on the terms and subject to the conditions set forth herein, to guarantee the sales price of those Shares sold by Buyer during the Guarantee Period (as hereinafter defined) (the "Guarantee Shares").

     Section 6.2 Conditions to Share Price Guarantee. Seller's obligations under
Section 6.1 hereof are subject to the following conditions:

          (a) Buyer sells the Guarantee Shares within the first forty trading days on which the NASDAQ National Market is open for business immediately following the date notification by Seller to Buyer that the SEC has declared effective the registration statement registering the Shares is received by Buyer (the "Guarantee Period");

          (b) The Guarantee Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated to one or more persons not affiliated with, related to, or associated with Buyer, in which a good faith effort is made by Buyer to maximize the selling price;

          (c) The average price per share received in such sales, net of broker's commissions, is less than the Per-Share Price (such per-share shortfall to be referred to as the "Per-Share Shortfall");

          (d) Seller receives notice from the Buyer within 14 days of the expiration of the Guarantee Period of the amount of the Per-Share Shortfall with copies of applicable confirmation slips attached thereto ("Notice"); and

          (e) During any trading day during the Guarantee Period Buyer sells only that number of Shares that is equal to or less than 5% of the total number of Shares received by Buyer hereunder.

     Section 6.3 Payment of Per-Share Shortfall. In the event Buyer satisfies all of the conditions set forth in Section 6.2, Seller shall pay to Buyer, within three business days of receipt of the Notice, an amount in cash equal to the Per-Share Shortfall multiplied by the number of Guarantee Shares sold during the Guarantee Period.

     Section 6.4 Assignment of Share Price Guarantee. Buyer may, without Seller's consent, assign its rights under this Article VI to one or more individuals to whom it may subsequently transfer the Shares in compliance with the 1933 Act and all applicable state securities laws; provided, however, that such individuals may not further assign such rights without Seller's prior written consent. To the extent that Buyer assigns its rights under this Article VI to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him, provided that in order to have the benefit of such rights, the individual must satisfy all of the obligations set forth in Section 6.2 hereof, including, but not limited to, selling, during any trading day during the Guarantee Period, only that number of Shares that is equal to or less than 5% of the total number of Shares transferred to him.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.1 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted:

             To Buyer:   Progressive Bagel Concepts, Inc.
                         1526 Cole Blvd.
                         Suite 200
                         Golden, Colorado 80401
                         Attention: Chairman
                         Facsimile: (303) 202-3360

                         With a copy to:

                         Progressive Bagel Concepts, Inc.
                         1526 Cole Blvd.
                         Suite 200
                         Golden, Colorado 80401
                         Attention: General Counsel
                         Facsimile: (303) 202-3490

            To Seller:   Boston Chicken, Inc.
                         14103 Denver West Parkway
                         Golden, Colorado 80401
                         Attention: General Counsel
                         Facsimile: (303) 384-5339

     Section 7.2 Prior Agreements. This Agreement supersedes all prior discussions and agreements between Buyer and Seller with respect to the purchase of the Shares and the other matters contained herein, and this Agreement and the agreements referred to herein contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

     Section 7.3 Modifications. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

     Section 7.4 Counterparts, Headings, Etc. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     Section 7.5 Assignment. Subject to compliance with the 1933 Act and all applicable state securities laws, Buyer's rights hereunder shall be assignable, including Buyer's rights under Article VI hereof.

     Section 7.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 7.7 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     Section 7.8 Further Assurances. From time to time at Buyer's request (whether at or after the Closing) Seller will execute and deliver, at Seller's expense, such further instruments of conveyance and transfer and will take such other action as Buyer may reasonably request in order to more effectively vest the Shares in Buyer.

     Section 7.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 7.10 Adjustment of Shares. Seller agrees that the formulae used in determining the Shares and the Per-Share Shortfall shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring with respect to the Shares and with a record date after execution of this Agreement and before the Closing Date.

     Section 7.11 Accuracy of Representations. Buyer will use reasonable best efforts to inform the Seller of any inaccuracy of any representation and warranty of Seller of which it is aware of the time of Closing.

     IN WITNESS WHEREOF, the parties have cause this Agreement to be executed and their seals to be affixed all as of the day and year first above written.


                                        BOSTON CHICKEN, INC.


                                        By: _______________________________

                                        Title: ____________________________



                                        PROGRESSIVE BAGEL CONCEPTS, INC.


                                        By: _______________________________

                                        Title: ____________________________

                                                                       Exhibit F

                          REGISTRATION RIGHTS AGREEMENT

     This registration rights agreement (the "Agreement") is entered into as of
this      day of             , 1995, between Boston Chicken, Inc., a Delaware
corporation ("BCI"), and Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI").

     SECTION 1. Piggyback Registration.

     (a) Registrable Securities. "Registrable Securities" shall mean those restricted shares of BCI common stock, $.01 par value, acquired by PBCI pursuant to the Stock Purchase Agreement of even date herewith, by and between BCI and PBCI (the "BCI Stock Purchase Agreement").

     (b) Right to Piggyback. BCI hereby agrees to effect a registration of certain of its outstanding securities, including the Registrable Securities, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") within 30 days of the closing of the transactions contemplated by the BCI Stock Purchase Agreement (the "Closing"). BCI will also include in such Registration Statement all BCI securities ("Earlier Securities") desired to be registered by persons or entities having superior registration rights pursuant to that certain Second Amended and Restated Piggyback Registration Rights Agreement dated November 8, 1993 (the "Superior Agreement"), in accordance with the terms and conditions of the Superior Agreement (together with the registration of the Registrable Securities, the "Piggyback Registration").

     SECTION 2. Registration Procedures.

     (a) BCI will prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement within 30 days of the Closing and will include therein the Registrable Securities and such Earlier Securities as comply with the procedures of the Superior Agreement, will prepare and file all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Act and the regulations thereunder to permit the sale of such Earlier Securities and Registrable Securities to the public, and will use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for a period of not less than two years or until such time as all of the securities covered by the Registration Statement have been sold (provided that before filing the Registration Statement, BCI will furnish to counsel selected by the holders of Registrable Securities copies of the Registration Statement for review by such counsel).

     (b) BCI will use its reasonable best efforts to (i) register or qualify such Earlier Securities and Registrable Securities under such other securities or blue sky laws of such jurisdictions as any of the sellers of such Earlier Securities and Registrable Securities (collectively, the "Sellers" and individually, a "Seller") reasonably request, and (ii) do any and all other acts and things which may be reasonably necessary to allow Sellers to consummate the disposition in such jurisdictions of such Earlier Securities and Registrable Securities owned by such Sellers; provided, however, that BCI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

     (c) BCI will use its reasonable efforts to cause all such Earlier Securities and Registrable Securities to be included for quotation on the NASDAQ National Market.

     (d) Upon the request of BCI, each Seller of Registrable Securities will promptly furnish to BCI in writing, during the period within which BCI is required to effect such registration, all information and affidavits as may be reasonably requested by BCI in connection with items required to be included in the Registration Statement, or any amendment or supplement thereto. To the extent BCI reasonably requests such information and affidavits and the Seller does not provide such information or affidavits in a timely manner, then, BCI's obligation to register such Seller's Registrable Securities hereunder shall be null and void.

     (e) BCI will furnish to each Seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

     (f) BCI will notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (g) BCI will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

     (h) BCI hereby represents and warrants that it is eligible to file the Registration Statement on Form S-3 pursuant to the rules and regulations pertaining thereto under the Securities Act.

     SECTION 3. Registration Expenses. The Sellers of Registrable Securities under this Agreement will bear all underwriting discounts and commissions, if any, and the fees and disbursements of their legal counsel and accountants. BCI will bear all other expenses in connection with any registration or qualification of the Registrable Securities pursuant to this Agreement.

     SECTION 4. Indemnification.

     (a) BCI agrees to indemnify, to the extent permitted by law, each Seller of Registrable Securities, and each person, if any, who controls such Seller within the meaning of the Act, against any and all losses, claims, damages or liabilities to which the Sellers of Registrable Securities may become subject under the Act or any other statute or common law by reason of its offer and sale of Registrable Securities pursuant to the Registration Statement, and to reimburse the Sellers of Registrable Securities for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon:

          (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

          (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the prospectus (as amended or supplemented if BCI shall have filed with the Commission any amendment or supplement thereto), if used within the period during which BCI is required to keep the Registration Statement in which such prospectus is contained current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

     (b) The Sellers of Registrable Securities shall (in the same manner and to the same extent as set forth in Section 4(a)), severally indemnify, to the extent permitted by law, BCI, each person, if any, who controls BCI within the meaning of the Act, and their directors and officers, if such statement or omission was made in reliance upon and in conformity with information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any amendment or supplement thereto.

     (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any failure by a person entitled to indemnification hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless such failure prejudices the rights of the indemnifying party hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     SECTION 5. Registration Rights of Other Security Holders. The registration rights granted pursuant to this Agreement are granted subject to any and all registration rights granted by the Company to holders of its securities prior to the date hereof, and no provision herein shall be interpreted so as to be superior to, inconsistent with, or adversely effect, any such previously granted registration rights.

     SECTION 6. Miscellaneous.

     (a) Amendments. The provisions of this Agreement may be amended only upon the written consent of BCI and PBCI, or in the event there is more than one holder of

Registrable Securities, only upon the written consent of BCI and the holders of a majority of the Registrable Securities.

     (b) Assignment. This Agreement is binding upon the parties hereto and their respective successors and assigns. Subject to compliance with the Act, PBCI's rights hereunder shall be assignable; provided, however, that such assignee of PBCI may not further assign such rights without the prior written consent of BCI. To the extent that PBCI assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Registrable Securities owned by him.

     (c) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

     (d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

          To BCI:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, Colorado 80401-4086
               Attn: General Counsel

          To PBCI:

               Progressive Bagel Concepts, Inc.
               1526 Cole Boulevard
               Suite 200
               Golden, Colorado 80401
               Attn: Chairman
               Facsimile: (303) 202-3360
          with a copy to:

               Progressive Bagel Concepts, Inc.
               1526 Cole Blvd.
               Suite 200
               Golden, Colorado 80401
               Attention: General Counsel
               Facsimile: (303) 202-3490

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.


                                        BOSTON CHICKEN, INC.

                                        By: ______________________________

                                        Its: _____________________________



                                        PROGRESSIVE BAGEL CONCEPTS, INC.

                                        By: ______________________________

                                        Its: _____________________________

                                                                       Exhibit G


                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the 24th day of March 1995 (this "Agreement"), by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Company"), and each owner of common stock of the Company listed on Exhibit A hereto and each owner of common stock who executes, with the written agreement of the Company, a counterpart of this Agreement (each referred to herein individually as an "Investor" and collectively referred to herein as "Investors").


                              W I T N E S S E T H:


     WHEREAS, the Company has agreed to provide Investors with certain registration rights as set forth herein.


     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth. The parties hereto agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS


     1.1 "Business Day" means any day on which The New York Stock Exchange is open for trading.


     1.2 "Common Stock" means the common stock, $.01 par value, of the Company.


     1.3 "Eligible Registration" means any of the first four occasions the Company proposes to register any shares of Common Stock in any manner which would permit registration of Eligible Shares for public sale under the Securities Act, other than any offering described in

Sections 2.1(a) through (f). If the Company terminates any Eligible Registration prior to its effectiveness or if the Investors are unable to sell at least 90% of the Eligible Securities they had requested to sell in any Eligible Registration, that registration will not constitute an Eligible Registration.


     1.4 "Eligible Securities" means all or any portion of the Common Stock owned by the Investors and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions.


     As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to Investors to the effect that shares may be sold without registration under the Securities Act has been delivered.


     1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.


     1.6 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.


     1.7 "SEC" means the Securities and Exchange Commission.


     1.8 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.


     1.9 "Selling Investor" means any Investor requesting the registration of Eligible Securities registered pursuant to Article 2 hereof.

                                    ARTICLE 2

                             INCIDENTAL REGISTRATION


     2.1 Notice and Registration. If the Company proposes to register any shares of Common Stock for public sale under the Securities Act in an Eligible Registration, it will give prompt written notice to Investors of its intention to do so, and upon the written request of each Investor delivered to the Company within ten (10) Business Days after the giving of any such notice by the Company (which request shall specify the number of Eligible Securities intended to be disposed of by the Selling Investor and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of its Common Stock in such Eligible Registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the public sale (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register the Common Stock, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Common Stock (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 2.2);

          (b) The Company will not be required to effect any registration pursuant to this Article 2 if the Company shall have been advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of the Common Stock by the Company that, in such firm's opinion, a registration of shares of common Stock of the Investors pursuant to this Article 2 at that time may materially and adversely affect the Company's own scheduled offering;

          (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

          (d) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to an initial public offering of shares of Common Stock of the Company;

          (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.

          (f) In no event shall the Company be required to register Eligible Securities if, in the reasonable judgment of the Company, the amount of Eligible Securities for which registration has been requested does not justify the effort and/or expense to the Company of effecting such registration.

         2.2 Registration Expenses. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

                                    ARTICLE 3

                             REGISTRATION PROCEDURES

          3.1 Registration and Qualification.

          (a) If and whenever the Company is required to use reasonable commercial efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will as promptly as is practicable register the Eligible Securities under the Securities Act and use reasonable commercial efforts to cause the Registration Statement to become effective;

          (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors as set forth in the Registration Statement or the expiration of thirty (30) days after such Registration Statement has become effective; provided, however, that in the event that the Company shall notify any Selling Investor of the happening of any event which would cause the prospectus included as part of such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Investor shall thereafter sell no shares under such Registration Statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated to continue to so amend or supplement the prospectus for such period of time as the prospectus has for an aggregate of thirty (30) days not included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (c) The Company may require the Selling Investors to furnish to the Company such information regarding the Selling Investors and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

          (d) The Company shall provide each Selling Investor a conformed copy of the Registration Statement and each material amendment to the Registration Statement. The Company shall provide to each Selling Investor an opportunity to review the Registration Statement prior to the filing of the Registration Statement with the Securities and Exchange Commission.

          (e) The Company shall provide to each Selling Investor such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Investor may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such Registration Statement.

          (f) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the Registration Statement.

     3.2 Underwriting. In the event that any registration pursuant to Article 2 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 2 to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 4. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.


                                    ARTICLE 4

                                 INDEMNIFICATION

     4.1 Indemnification.

     (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the

Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Investors expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors.


     (b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement.


     (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                    ARTICLE 5

                                    BENEFITS

     5.1 Benefits of Registration Rights. Subject to the limitations of Section
2.1 hereof, Investors may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

     5.2 Qualification for Rule 144 Sales. Upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).


                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     6.2 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     6.3 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

     6.4 Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

     6.5 No Superior Registration Rights Agreements. The Company has not entered into, and will not hereafter enter into, any registration rights agreement with respect to its Common Stock granting registration rights that are superior to the registration rights granted hereby. The Company may grant registration rights that are pari passu with the registration rights granted hereby.

     6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     6.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     6.8 Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Investors shall be made to the address listed on the stock transfer records of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                   THE COMPANY:
                                   PROGRESSIVE BAGEL CONCEPTS,
                                   INC., a Delaware corporation


                                   By: /s/ Kyle T. Craig
                                       ----------------------------------
                                       Name: Kyle T. Craig
                                             ----------------------------
                                       Title: Vice President
                                              ---------------------------

                                   INVESTORS:



                                   --------------------------------------
                                   DANIEL V. COLANGELO



                                   --------------------------------------
                                   JAMES W. LARGAY



                                   --------------------------------------
                                   STEPHEN A. NORMAN



                                   --------------------------------------
                                   VITO J. COLANGELO



                                   --------------------------------------
                                   JULIUS A. FRANKEL



                                   --------------------------------------
                                   PAUL AIKEN

                                   OTHER INVESTORS MAY EXECUTE
                                   COUNTERPART SIGNATURE PAGES

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                      If a Natural Person:


                                       /s/ Daniel V. Colangelo
                                      -------------------------------------
                                      (Signature)

                                        Daniel V. Colangelo
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                      If a Natural Person:


                                       /s/ Stephen A. Norman
                                      -------------------------------------
                                      (Signature)

                                        Stephen A. Norman
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                      If a Natural Person:


                                       /s/ James W. Largay
                                      -------------------------------------
                                      (Signature)

                                        James W. Largay
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                      If a Natural Person:


                                       /s/ Vito J. Colangelo
                                      -------------------------------------
                                      (Signature)

                                        Vito J. Colangelo
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                      If a Natural Person:


                                       /s/ Paul Aiken
                                      -------------------------------------
                                      (Signature)

                                        Paul Aiken
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Ageement to be executed as of the day and year first above written.


                                      If a Natural Person:


                                       /s/ Julius Frankel
                                      -------------------------------------
                                      (Signature)

                                        Julius Frankel
                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:



                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By:
                                         ----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:
                                            -------------------------------
                                            (Print or Type)

                      Signature Page to Registration Rights
                  Agreement of Progressive Bagel Concepts, Inc.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Ageement to be executed as of the day and year first above written.


                                      If a Natural Person:



                                      -------------------------------------
                                      (Signature)


                                      -------------------------------------
                                      (Print or Type Name)




                                      If a Corporation, Partnership,
                                      Trust, or other Entity:


                                         Bagel & Bagel, Inc.
                                      -------------------------------------
                                      (Print or Type Name of Entity)



                                      By: /s/ Gail A. Lozoff
                                         ----------------------------------
                                         (Signature)


                                           Gail A. Lozoff
                                         ----------------------------------
                                         (Print or Type Name)



                                      Title:  President
                                            -------------------------------
                                            (Print or Type)

                 Signature Page to Registration Rights Agreement


     Boston Chicken, Inc. ("BCI") executes this Registration Rights Agreement with respect to shares of PBCI that BCI may acquire upon exercise of its conversion and/or option rights under that certain Secured Loan Agreement of even date herewith.



                                   BOSTON CHICKEN, INC.

                                   By: /s/ Joel Mitz
                                       ---------------------------------------
                                         Its: Vice President
                                             ---------------------------------

                                    EXHIBIT A
                                    ---------


1. Daniel V. Colangelo

2. James W. Largay

3. Stephen A. Norman

4. Vito J. Colangelo

5. Julius A. Frankel

6. Paul Aiken

7. Bagel & Bagel, Inc.

                                                                       Exhibit H

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made this 10th day of August, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Michael E. Brau (hereinafter referred to as "Employee").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President of Operations - Western Zone.

     2. Term of Employment. Subject to the provisions for termination set forth herein, the term of employment under this Agreement shall commence on the date hereof and shall extend until three years from the date hereof (the "Term").

     3. Duties of Employee. Employee shall perform the duties commensurate with his position and experience as shall be assigned to him from time to time by the Company and shall report to the President - Western Zone. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties. The Company hereby agrees that the Employee shall not be required, in connection with the performance of his duties hereunder, to obtain or maintain a residence in the State of Colorado or otherwise relocate his primary residence.

     4. Compensation. (a) The Company shall compensate Employee for all services rendered by him hereunder as follows:

          (i) Employee shall receive a salary at a yearly rate of $125,000, payable by the Company in twenty-six (26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes;

          (ii) Employee shall receive options under the Company's 1995 Stock Option Plan (the "Plan") to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $250,000, which options are to be granted on the date hereof (such options being herein referred to as the "Initially Granted Options"); and

          (iii) Employee shall receive such stock options as may be granted to Employee pursuant to the Plan, as it may be amended from time to time, or any option plan hereinafter adopted by the Company; provided, however, the options granted pursuant to Section 4(b) shall constitute Employee's option grant for 1995 under the Plan.

     (b) Notwithstanding the provisions of Section 4(a)(i) above, the $125,000 salary rate shall be reduced by the amount of any car allowance that may be proposed by Employee and consented to by the Company, which consent will not be unreasonably withheld.

     5. Benefits, Vacations and Reimbursement of Expenses. In addition to the compensation payable to Employee pursuant to Section 4 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are generally provided to those officers of the Company that were previously shareholders and officers of Brackman Brothers, Inc., Bagel & Bagel, Inc. and Offerdahl's Bagel Gourmet, Inc. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to officers of the Company generally as established by the Company's Board of Directors from time to time. The Employee shall be reimbursed for the reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder.

     6. Confidentiality and Non-Compete Agreement. Employee agrees to execute and deliver the standard form of confidentiality and non-compete agreement attached hereto as Exhibit A (the "Confidentiality and Non-Compete Agreement") and to comply with the terms thereof.

     7. Conflict of Interest. Employee shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

8. Termination.

     (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

     (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

          (1) if Employee is permanently disabled (as defined below); or

          (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to a medical examination at the Company's expense within twenty-one
     (21) days after receipt of the Company's written request that Employee submit to such examination; (iv) a material breach of any other provision contained in this Agreement; or (v) a breach of any provision of the Confidentiality and Non-Compete Agreement.

     (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

          (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

          (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

     (d) If Employee is terminated by the Company for cause, as that term is defined in Section 8(b)(2), or if Employee voluntarily terminates his employment, the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect.

     (e) If Employee is terminated by the Company at any time prior to the end of the Term, for any reason other than for cause, the Company shall pay to Employee the portion of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term, if any, payable in a lump sum cash payment within thirty (30) days of the effective date of termination, and the Employee's medical, dental and disability benefits shall continue until the end of the Term.

          (f) If Employee is terminated by the Company at any time prior to August 11, 1999, for any reason other than for cause, the Initially Granted Options shall continue to vest and be exercisable in accordance with their terms. After the effective date of his termination Employee shall not be eligible to receive any further stock options.

          (g) If Employee dies or becomes permanently disabled during the Term, the Company shall pay to Employee any portion of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination.

          (h) Upon any termination of this Agreement or of the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office of the Company which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

     9. Employee Representations. Employee represents and warrants to the Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

     10. Waiver. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     11. Severability. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     12. Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

     13. Entire Agreement. This Agreement contains the entire agreement between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     14. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:

      to the Company:                      Progressive Bagel Concepts, Inc.
                                           1526 Cole Blvd. Suite 200
                                           Golden, CO 80401
                                           Attention: Chairman
                                           Facsimile: (303) 202-3360

      with a copy to:                      Progressive Bagel Concepts, Inc.
                                           1526 Cole Blvd. Suite 200
                                           Golden, CO 80401
                                           Attention: General Counsel
                                           Facsimile: (303) 202-3490

      to Employee:                         Michael E. Brau
                                           c/o Progressive Bagel Concepts, Inc.
                                           7007 Carroll Road
                                           San Diego, CA 92122
                                           Facsimile:

      with a copy to:                      Lawrence M. Sherman
                                           Sherman & Eggers, P.C.
                                           350 West Ash Street
                                           Suite 1100
                                           San Diego, CA 92101-3403
                                           Facsimile: (619) 231-8770

     15. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     16. Conflict with Plan. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



EMPLOYEE:                                      PROGRESSIVE BAGEL CONCEPTS,
                                               INC., a Delaware corporation



_______________________________                By: _____________________________
Michael E. Brau                                 Its: ___________________________

                                                                       Exhibit A


                        PROGRESSIVE BAGEL CONCEPTS, INC.

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT


     WHEREAS, the undersigned (the "Undersigned") is a current or prospective employee ("Employee"), owner ("Owner") of an interest in, or supplier, agent, researcher, consultant, service provider, or vendor ("Vendor") of, Progressive Bagel Concepts, Inc. ("Company") and/or one or more of its affiliates, subsidiaries, area developers, franchisees, or joint venturers (each a "Related Party");

     WHEREAS, the Undersigned has been or may be given access to certain confidential and proprietary information of Company and/or its Related Parties previously not available to the Undersigned;

     WHEREAS, the Company and/or the Related Party signatory hereto, as the case may be, is only willing to commence or continue its relationship with Undersigned in the event Undersigned enters into this Agreement; and

     WHEREAS, the Company and/or the Related Party signatory hereto has entered into this Agreement with the Undersigned in order to ensure the confidentiality of Proprietary Information in accordance with the terms of this Agreement, to ensure that the Undersigned does not utilize such information to compete with the Company or unfairly disadvantage the Company, and/or to protect the investment made by the Company and/or the Related Party signatory hereto in the training and instruction of its Employees and/or in negotiation with and education of Owners and Vendors, as the case may be.

     NOW, THEREFORE, the Undersigned hereby agrees as follows:

     1. Recitals. The recitals set forth above are incorporated herein by this reference and shall be part of this Agreement.

     2. Proprietary Information. As used in this Agreement, the term "Proprietary Information" shall mean the business concepts, recipes, food preparation methods, equipment, operating techniques, marketing methods, financial information, demographic and trade area information, prospective site locations, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, menu breakdowns, itemized costs, franchisee composition, territories, and development plans, and all related trade secrets or confidential or proprietary information treated as such by the Company and/or the Related Party signatory hereto, as the case may be, whether by course of conduct, by letter or report, or by the use of any appropriate proprietary stamp or legend designating such information or item to be confidential or proprietary, by any communication to such effect made prior to or at the time any such Proprietary Information is disclosed to the Undersigned, or otherwise.

     3. Use and Disclosure of Proprietary Information. The Undersigned shall hold all Proprietary Information in strict confidence, shall use such Proprietary Information only for the benefit of the Company and/or the Related Party and shall disclose such Proprietary Information only to the Undersigned's employees and agents who have a need to know such Proprietary Information in order to assist the Undersigned, provided such employees and agents each have individually entered into this Agreement or a Confidentiality and Non-Compete Agreement substantially identical hereto or are otherwise obligated by a written agreement with the Undersigned to maintain the confidence of the Proprietary Information, which agreement the Undersigned hereby agrees may be directly enforced by Company and/or the Related Party signatory hereto, as the case may be. The Undersigned shall not disclose Proprietary Information to any other person or entity. The obligations hereunder to maintain the confidentiality of Proprietary Information shall not expire.

     4. Limitations on Obligations. The obligations of the Undersigned specified in Section 3 shall not apply to any Proprietary Information which is received from the Company and/or the Related Party signatory hereto, as the case may be, which (a) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Undersigned or its employees, agents or other person or entity which has received such Proprietary Information from or through the Undersigned, (b) is approved for release by written authorization of an officer of the Company and/or the Related Party signatory hereto, as the case may be, or (c) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Company and/or the Related Party signatory hereto, as the case may be, sufficient to permit them to seek a protective order therefor, the imposition of which protective order the Undersigned agrees to approve and support.

     5. Return of Documents. The Undersigned (and each employee, agent, or other person or entity which has received such Proprietary Information from or through the Undersigned) shall, upon the request of the Company and/or the Related Party signatory hereto, as the case may be, return all documents and other tangible manifestations of Proprietary Information received from the Company and/or the Related Party signatory hereto, as the case may be, including all copies and reproductions thereof.

     6. Non-Compete. During the Applicable Term (as defined in Section 10 hereof) and for two years after the later of (i) the end of the Applicable Term or (ii) the date on which Undersigned returns any Proprietary Information pursuant to Section 5 hereof, Undersigned (x) agrees (1) if Undersigned is an Employee or Vendor, not to compete against the Company and/or the Related Party signatory hereto, as the case may be, by directly or indirectly owning, managing, operating, controlling, being employed by, participating in, or being connected in any manner with the ownership, management, operation, or control of
(A) any food service establishment that prepares, serves, or sells, and derives more than 20% of its revenues from, bagels and/or bagel related products (including but not limited to cream cheese and other spreads, bagel sandwiches and bagel chips), or (B) any food service establishment, at least 20% of the revenue of which is derived from coffee or any other product which accounts for at least 15% of the revenue of any food service establishment owned or operated by the Company and/or the Related Party signatory hereto, as the case may be, at the time Undersigned commences or significantly increases its ownership, management, or other participation therein, which food service establishment described in either (A) or (B), above, is located within five miles of any store owned or operated by the Company and/or the Related Party signatory hereto, as the case may be, or within any standard metropolitan statistical area, trade area or "area of dominant influence" (as defined by Arbitron Ratings Company) or any county in the State of California in which the Company and/or the Related Party signatory hereto, as the case may be, engage, or have developed specific plans to engage, in business or (2) if Undersigned is an Owner, to comply with the confidentiality and non-compete provisions in any applicable Area Development Agreement as if Owner were Developer or to comply with the confidentiality and non-compete provisions in any applicable Franchise Agreement as if Owner were Franchise Owner, in each case within the geographic area therein specified, and (y) agrees not to solicit employees from the Company and/or the Related Party signatory hereto, as the case may be, it being understood that this Section 6 shall not (aa) apply to store Employees except for managers or assistant managers, (bb) apply to commissary Employees who are employed as delivery drivers, (cc) prevent the Undersigned from participating as an investor, officer, or director in any restaurant venture not covered by the foregoing applicable restrictions, or (dd) prevent the Undersigned from investing so as to hold less than 3% of the outstanding shares of any company which is a "reporting company" under the Securities Exchange Act of 1934, as amended. It is the intention of the parties that this Section 6 be interpreted so as to be valid under applicable law and, if required for validity, any court or applicable tribunal may reduce or alter the geographic scope and duration of this Section 6, by substitution of words or otherwise, so as to create the broadest permissible protection to the Company and/or the Related Party signatory hereto, as the case may be.

     7. No Waiver. No delays or omissions by the Company and/or the Related Party signatory hereto, as the case may be, in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company and/or the Related Party signatory hereto, as the case may be, on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     8. Notices. Any notice, request, information, or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally, sent by facsimile transmission or registered or certified mail, postage prepaid, or overnight delivery service, as follows:

     If to the Company, addressed to:

          Progressive Bagel Concepts, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401
          Attention: General Counsel
          Facsimile: (303) 202-3490

     If to the Related Party signatory hereto, addressed to:

     ______________________________

     ______________________________

     ______________________________

     ______________________________


     If to the Undersigned, addressed to:

     ______________________________     (Name)

     ______________________________     (Address)

     ______________________________     (City, State, Zip)

     ______________________________     (Attention)

     ______________________________     (Phone Number)

     ______________________________     (Fax Number)

     Any party hereto may change the place at which notices are to be received by it by the giving of notice of such change in the manner set forth above.

     9. Equitable Relief. Undersigned acknowledges that Company and/or the Related Party signatory hereto, as the case may be, will be irreparably harmed by any breach hereof, that monetary damages would be inadequate and that Company and/or the Related Party signatory hereto, as the case may be, shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. The Undersigned agrees that Company and/or the Related Party signatory hereto, as the case may be, shall also be entitled to any and all other relief available under law or equity for such breach.

     10. Applicable Term. The Applicable Term of Section 6 of this Agreement shall be (i) the term of employment in the event Undersigned is an Employee, it being understood and acknowledged that Employee is employed at will and may be terminated at any time by Company and/or the Related Party signatory hereto, as the case may be, (ii) the term of the applicable Area Development Agreement or Franchise Agreement in the event Undersigned is an Owner, or (iii) three years in the event Undersigned is a Vendor, provided that in the case of this clause
(iii), the Applicable Term shall automatically be extended one year on each anniversary of the date of execution hereof, unless either party has given written notice to the other not more than 90 days prior thereto stating that such extension shall not occur.

     11. Miscellaneous.

     (a) This Agreement shall not be construed to grant to the Undersigned any patents, licenses, or similar rights to Proprietary Information disclosed to the Undersigned hereunder, all of which rights and interests shall be deemed to reside or be vested in the Company.

     (b) This Agreement, does not supersede, but rather is in addition to and cumulative with, all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties.

     (c) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

EXECUTED as of the _____ day of _____________________, 199_.



PROGRESSIVE BAGEL CONCEPTS, INC.   UNDERSIGNED


                                     ___________________________________________
                                     (Entity Name, if any)

By: ________________________          By: ______________________________________
Title:______________________  Print Name: ______________________________________
                              Print Title:______________________________________



RELATED PARTY


____________________________
(Name)

By: ________________________
Title: _____________________

                                                                       Exhibit I

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made this 10th day of August, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Rachel C. Brau (hereinafter referred to as "Consultant").

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Consultant in said business, the Company desires to retain the services of Consultant; and

     WHEREAS, Consultant is willing to provide such services upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Consultant's Status. The Consultant acknowledges that she is an independent contractor and is not an agent or employee of the Company. The Consultant is not authorized to act on behalf of the Company and may not enter into any contracts or make any promises or commitments of any kind whatsoever on behalf of the Company without express written authorization from the Chairman or the President of the Company to do so.

     2. Term. Subject to the provisions for termination set forth herein, the term of employment under this Agreement shall commence on the date hereof and shall extend two years from the date hereof (the "Term").

     3. Scope of Work. The Consultant shall assist the Company by performing work on general marketing projects assigned to her by the Company in its Western Zone. The scope of the Consultant's work shall include, but not necessarily be limited to, providing assistance to the employee or employees performing job functions similar to those performed by Consultant and providing other advice and assistance that reasonably falls within the Consultant's knowledge and expertise. Consultant shall perform such duties in a diligent manner, shall devote substantially all of her business time, attention and effort to the affairs of the Company within the scope of her consulting engagement as is reasonably necessary for the proper rendition of said services (subject, however, to reasonable periods of vacation), shall diligently promote the interests of the Company, and shall be just and faithful in carrying out her duties. The Company hereby agrees that the

Consultant shall not be required, in connection with the performance of her duties hereunder, to obtain or maintain a residence in the State of Colorado or otherwise relocate her primary residence.

     4. Compensation. The Company shall compensate Consultant for all services rendered by her hereunder as follows:

          (a) Consultant shall receive a consulting fee of $90,000, payable by the Company in twenty-six (26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion);

          (b) Consultant shall receive options under the Company's 1995 Stock Option Plan (the "Plan") to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $64,800, which options are to be granted on the date hereof (such options being herein referred to as the "Initially Granted Options"); and

          (c) Consultant shall receive such other stock options as may be granted to Consultant pursuant to the Plan, as it may be amended from time to time, or any option plan hereinafter adopted by the Company.

     5. Benefits; Reimbursement of Expenses. In addition to the compensation payable to Consultant pursuant to Section 4 above, and all other compensation or benefits provided for hereunder, the Company shall pay for dependent coverage of Consultant under the Company's medical and dental plans and the Consultant shall be reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.

     6. Confidentiality and Non-Compete Agreement. Consultant agrees to execute and deliver the standard form of confidentiality and non-compete agreement attached hereto as Exhibit A (the "Confidentiality and Non-Compete Agreement") and to comply with the terms thereof.

     7. Conflict of Interest. Consultant shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise her best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     8. Termination.

          (a) This Agreement and Consultant's engagement hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Consultant.

          (b) Additionally, the Company shall have the right to terminate this Agreement and Consultant's engagement with the Company hereunder, effective upon written notice to

     Consultant of termination stating the basis for such termination, under only the following circumstances:

               (1) if Consultant is permanently disabled (as defined below); or

               (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Consultant; (ii) Consultant's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Consultant's failure to submit to a medical examination at the Company's expense within twenty-one (21) days after receipt of the Company's written request that Consultant submit to such examination;
          (iv) a material breach of any other provision contained in this Agreement; or (v) a breach of any provision of the Confidentiality and Non-Compete Agreement.

          (c) Consultant shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

               (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Consultant stating that, based upon one or more examinations of Consultant by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Consultant is and will be substantially unable to perform her consulting duties hereunder due to physical or mental infirmity. The Company may request in writing that Consultant submit to such examinations by giving written notice thereof to Consultant.

               (2) The adjudication of Consultant as an incompetent or a disabled person and the appointment of a conservator or guardian for her person or property by a court of competent jurisdiction.

          (d) If Consultant is terminated by the Company for cause, as that term is defined in Section 8(b)(2), or if Consultant voluntarily terminates her engagement, the Company shall not be obligated to pay Consultant any other compensation with respect to any period after the date of such termination and all stock options granted to Consultant, whether or not vested on the date of such termination, shall terminate and be of no further force and effect.

          (e) If Consultant's engagement is terminated by the Company at any time prior to the end of the Term, for any reason other than for cause, the Company shall pay to Consultant the portion of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term, if any, payable in a lump sum cash payment within thirty (30) days of the effective date of termination, and the medical and dental benefits provided in Section 5 hereunder shall continue until the end of the Term.

          (f) If Consultant's engagement is terminated by the Company at any time prior to August 11, 1999, for any reason other than for cause, the Initially Granted Options shall continue to vest and be exercisable in accordance with their terms. After the effective date of the termination Consultant shall not be eligible to receive any further stock options.

          (g) If Consultant dies or becomes permanently disabled during the Term, the Company shall pay to Consultant any portion of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination.

          (h) Upon any termination of this Agreement or of the engagement of Consultant, or the expiration of this Agreement without renewal of Consultant's engagement, Consultant shall be deemed automatically to have resigned from any office of the Company which she may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

     9. Consultant Representations. Consultant represents and warrants to the Company that (i) she is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Consultant is a party or by which she is bound.

     10. Waiver. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     11. Severability. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Consultant agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     12. Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Consultant under this Agreement are personal to her, and are not subject to voluntary or involuntary alienation, assignment or transfer by her.

     13. Entire Agreement. This Agreement contains the entire agreement between the parties concerning Consultant's engagement with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     14. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:

        to the Company:             Progressive Bagel Concepts, Inc.
                                    1526 Cole Blvd. Suite 200
                                    Golden, CO 80401
                                    Attention: Chairman
                                    Facsimile: (303) 202-3360

        with a copy to:             Progressive Bagel Concepts, Inc.
                                    1526 Cole Blvd. Suite 200
                                    Golden, CO 80401
                                    Attention: General Counsel
                                    Facsimile: (303) 202-3490

        to Consultant:              Rachel C. Brau
                                    c/o Progressive Bagel Concepts, Inc.
                                    7007 Carroll Road
                                    San Diego, CA 92122
                                    Facsimile:

        with a copy to:             Lawrence M. Sherman
                                    Sherman & Eggers, P.C.
                                    350 West Ash Street
                                    Suite 1100
                                    San Diego, CA 92101-3403
                                    Facsimile: (619) 231-8770

     15. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     16. Conflict with Plan. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

CONSULTANT:                             PROGRESSIVE BAGEL CONCEPTS,
                                        INC., a Delaware corporation

                                        By: ________________________________
____________________________
Rachel C. Brau                          Its: _______________________________

                                                                       Exhibit A

                        PROGRESSIVE BAGEL CONCEPTS, INC.

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     WHEREAS, the undersigned (the "Undersigned") is a current or prospective employee ("Employee"), owner ("Owner") of an interest in, or supplier, agent, researcher, consultant, service provider, or vendor ("Vendor") of, Progressive Bagel Concepts, Inc. ("Company") and/or one or more of its affiliates, subsidiaries, area developers, franchisees, or joint venturers (each a "Related Party");

     WHEREAS, the Undersigned has been or may be given access to certain confidential and proprietary information of Company and/or its Related Parties previously not available to the Undersigned;

     WHEREAS, the Company and/or the Related Party signatory hereto, as the case may be, is only willing to commence or continue its relationship with Undersigned in the event Undersigned enters into this Agreement; and

     WHEREAS, the Company and/or the Related Party signatory hereto has entered into this Agreement with the Undersigned in order to ensure the confidentiality of Proprietary Information in accordance with the terms of this Agreement, to ensure that the Undersigned does not utilize such information to compete with the Company or unfairly disadvantage the Company, and/or to protect the investment made by the Company and/or the Related Party signatory hereto in the training and instruction of its Employees and/or in negotiation with and education of Owners and Vendors, as the case may be.

     NOW, THEREFORE, the Undersigned hereby agrees as follows:

     1. Recitals. The recitals set forth above are incorporated herein by this reference and shall be part of this Agreement.

     2. Proprietary Information. As used in this Agreement, the term "Proprietary Information" shall mean the business concepts, recipes, food preparation methods, equipment, operating techniques, marketing methods, financial information, demographic and trade area information, prospective site locations, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, menu breakdowns, itemized costs, franchisee composition, territories, and development plans, and all related trade secrets or confidential or proprietary information treated as such by the Company and/or the Related Party signatory hereto, as the case may be, whether by course of conduct, by letter or report, or by the use of any appropriate proprietary stamp or legend designating such information or item to be confidential or proprietary, by any communication to such effect made prior to or at the time any such Proprietary Information is disclosed to the Undersigned, or otherwise.

     3. Use and Disclosure of Proprietary Information. The Undersigned shall hold all Proprietary Information in strict confidence, shall use such Proprietary Information only for the benefit of the Company and/or the Related Party and shall disclose such Proprietary Information only to the Undersigned's employees and agents who have a need to know such Proprietary Information in order to assist the Undersigned, provided such employees and agents each have individually entered into this Agreement or a Confidentiality and Non-Compete Agreement substantially identical hereto or are otherwise obligated by a written agreement with the Undersigned to maintain the confidence of the Proprietary Information, which agreement the Undersigned hereby agrees may be directly enforced by Company and/or the Related Party signatory hereto, as the case may be. The Undersigned shall not disclose Proprietary Information to any other person or entity. The obligations hereunder to maintain the confidentiality of Proprietary Information shall not expire.

     4. Limitations on Obligations. The obligations of the Undersigned specified in Section 3 shall not apply to any Proprietary Information which is received from the Company and/or the Related Party signatory hereto, as the case may be, which (a) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Undersigned or its employees, agents or other person or entity which has received such Proprietary Information from or through the Undersigned, (b) is approved for release by written authorization of an officer of the Company and/or the Related Party signatory hereto, as the case may be, or (c) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Company and/or the Related Party signatory hereto, as the case may be, sufficient to permit them to seek a protective order therefor, the imposition of which protective order the Undersigned agrees to approve and support.

     5. Return of Documents. The Undersigned (and each employee, agent, or other person or entity which has received such Proprietary Information from or through the Undersigned) shall, upon the request of the Company and/or the Related Party signatory hereto, as the case may be, return all documents and other tangible manifestations of Proprietary Information received from the Company and/or the Related Party signatory hereto, as the case may be, including all copies and reproductions thereof

     6. Non-Compete. During the Applicable Term (as defined in Section 10 hereof) and for two years after the later of (i) the end of the Applicable Term or (ii) the date on which Undersigned returns any Proprietary Information pursuant to Section 5 hereof, Undersigned (x) agrees (1) if Undersigned is an Employee or Vendor, not to compete against the Company and/or the Related Party signatory hereto, as the case may be, by directly or indirectly owning, managing, operating, controlling, being employed by, participating in, or being connected in any manner with the ownership, management, operation, or control of
(A) any food service establishment that prepares, serves, or sells, and derives more than 20% of its revenues from, bagels and/or bagel related products (including but not limited to cream cheese and other spreads, bagel sandwiches and bagel chips), or (B) any food service establishment, at least 20% of the revenue of which is derived from coffee or any other product which accounts for at least 15% of the revenue of any food service establishment owned or operated by the Company and/or the Related Party signatory hereto, as the case may be, at the time Undersigned commences or significantly increases its ownership, management, or other participation therein, which food service establishment described in either (A) or (B), above, is located within five miles of any store owned or operated by the Company and/or the Related Party signatory hereto, as the case may be, or within any standard metropolitan statistical area, trade area or "area of dominant influence" (as defined by Arbitron Ratings Company) or any county in the State of California in which the Company and/or the Related Party signatory hereto, as the case may be, engage, or have developed specific plans to engage, in business or (2) if Undersigned is an Owner, to comply with the confidentiality and non-compete provisions in any applicable Area Development Agreement as if Owner were Developer or to comply with the confidentiality and non-compete provisions in any applicable Franchise Agreement as if Owner were Franchise Owner, in each case within the geographic area therein specified, and (y) agrees not to solicit employees from the Company and/or the Related Party signatory hereto, as the case may be, it being understood that this Section 6 shall not (aa) apply to store Employees except for managers or assistant managers, (bb) apply to commissary Employees who are employed as delivery drivers, (cc) prevent the Undersigned from participating as an investor, officer, or director in any restaurant venture not covered by the foregoing applicable restrictions, or (dd) prevent the Undersigned from investing so as to hold less than 3% of the outstanding shares of any company which is a "reporting company" under the Securities Exchange Act of 1934, as amended. It is the intention of the parties that this Section 6 be interpreted so as to be valid under applicable law and, if required for validity, any court or applicable tribunal may reduce or alter the geographic scope and duration of this Section 6, by substitution of words or otherwise, so as to create the broadest permissible protection to the Company and/or the Related Party signatory hereto, as the case may be.

     7. No Waiver. No delays or omissions by the Company and/or the Related Party signatory hereto, as the case may be, in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company and/or the Related Party signatory hereto, as the case may be, on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     8. Notices. Any notice, request, information, or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally, sent by facsimile transmission or registered or certified mail, postage prepaid, or overnight delivery service, as follows:

     If to the Company, addressed to:

          Progressive Bagel Concepts, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401
          Attention: General Counsel
          Facsimile: (303) 202-3490

     If to the Related Party signatory hereto, addressed to:

          ___________________________
          ___________________________
          ___________________________
          ___________________________

     If to the Undersigned, addressed to:

          ___________________________   (Name)
          ___________________________   (Address)
          ___________________________   (City, State, Zip)
          ___________________________   (Attention)
          ___________________________   (Phone Number)
          ___________________________   (Fax Number)

     Any party hereto may change the place at which notices are to be received by it by the giving of notice of such change in the manner set forth above.

     9. Equitable Relief. Undersigned acknowledges that Company and/or the Related Party signatory hereto, as the case may be, will be irreparably harmed by any breach hereof, that monetary damages would be inadequate and that Company and/or the Related Party signatory hereto, as the case may be, shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. The Undersigned agrees that Company and/or the Related Party signatory hereto, as the case may be, shall also be entitled to any and all other relief available under law or equity for such breach.

     10. Applicable Term. The Applicable Term of Section 6 of this Agreement shall be (i) the term of employment in the event Undersigned is an Employee, it being understood and acknowledged that Employee is employed at will and may be terminated at any time by Company and/or the Related Party signatory hereto, as the case may be, (ii) the term of the applicable Area Development Agreement or Franchise Agreement in the event Undersigned is an Owner, or (iii) three years in the event Undersigned is a Vendor, provided that in the case of this clause
(iii), the Applicable Term shall automatically be extended one year on each anniversary of the date of execution hereof, unless either party has given written notice to the other not more than 90 days prior thereto stating that such extension shall not occur.

     11. Miscellaneous.

     (a) This Agreement shall not be construed to grant to the Undersigned any patents, licenses, or similar rights to Proprietary Information disclosed to the Undersigned hereunder, all of which rights and interests shall be deemed to reside or be vested in the Company.

     (b) This Agreement, does not supersede, but rather is in addition to and cumulative with, all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties.

     (c) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

EXECUTED as of the ___ day of _____________________, 199__


PROGRESSIVE BAGEL CONCEPTS, INC.        UNDERSIGNED

                                        __________________________________
                                        (Entity Name, if any)

By: _________________________           By: ______________________________

Title: ______________________   Print Name: ______________________________

                                Print Title: _____________________________


RELATED PARTY

_____________________________
(Name)


By: _________________________

Title: ______________________

                                                                       Exhibit J


                                 August 10, 1995

Baltimore Bagel Co.
Michael E. Brau
Rachel C. Brau
7007 Carroll Road
San Diego, California 92121-2212

Ladies and Gentlemen:

     We have acted as counsel for Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), and BBC Acquiring Corporation, a Delaware corporation ("PBCI Sub"), in connection with the execution and delivery of an agreement and plan of merger dated August 10, 1995 (the "Agreement"), among PBCI, Baltimore Bagel Co., a California corporation (the "Company"), PBCI Sub, and Michael E. Brau, and Rachel C. Brau, individually and as trustees of the Brau Living Trust dated January 23, 1990 (the "Shareholders"). This Opinion Letter is furnished to the Company and the Shareholders at the request of PBCI and PBCI Sub pursuant to
Section 8.2 of the Agreement. Capitalized terms used in this Opinion Letter have the meanings ascribed to them in the Agreement or in the Accord described in the following paragraph.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law and the federal law of the United States.

     We have relied upon factual representations made by PBCI and PBCI Sub in
Article 4.0 of the Agreement.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Each of PBCI and PBCI Sub is a corporation validly organized and existing in good standing under the laws of the State of Delaware.

Baltimore Bagel Co.
Michael E. Brau
Rachel C. Brau
August 10, 1995
Page 2

     2. Each of PBCI and PBCI Sub has the legal power and authority to execute, deliver and perform the Agreement and PBCI has the legal power and authority to execute, deliver and perform the PBCI Registration Rights Agreement, the Employment Agreement, the Consulting Agreement, and the assignment by PBCI of the BCI Stock Purchase Agreement and the BCI Registration Statement (the "PBCI Assignment") (the PBCI Registration Rights Agreement, the Employment Agreement, the Consulting Agreement and the PBCI Assignment hereinafter collectively referred to as the "Ancillary Agreements and Documents").

     3. PBCI's authorized capital stock consists solely of 1,000,000 shares of common stock, $.01 par value, 24,754.92 shares of which are issued and outstanding, and 200,000 shares of preferred stock, $.01 par value, 6,250 shares of which will be issued and outstanding upon consummation of the transactions contemplated by the Agreement (the "PBCI Shares"). All of the issued and outstanding common shares of PBCI have been duly and validly authorized and issued, and are fully paid and nonassessable. All of the PBCI Shares have been duly and validly authorized and, when issued in accordance with the terms and conditions of the Agreement and upon receipt by PBCI of the agreed purchase price therefor, will be, fully paid and nonassessable. The PBCI Common Shares, when issued upon conversion of the PBCI Shares, will be (provided that any amendment to the certificate of incorporation of PBCI that may be required to increase its authorized shares in connection with the conversion of the PBCI Shares has become effective and all other action as may be necessary in connection with such issuance has been taken), duly authorized, fully paid and nonassessable.

     4. The Agreement is enforceable against each of PBCI and PBCI Sub.

     5. Each of the Ancillary Agreements and Documents is enforceable against PBCI.

     6. The execution, delivery and performance of the Agreement do not (i) violate the Constituent Documents of PBCI, or (ii) breach, or result in a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of PBCI contrary or pursuant to, the terms of any existing obligation of PBCI dealing with the borrowing of money by PBCI.

     7. The execution, delivery and performance of the Agreement do not (i) violate the Constituent Documents of PBCI Sub, or (ii) breach, or result in a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of PBCI Sub contrary or pursuant to, the terms of any existing obligation of PBCI Sub dealing with the borrowing of money by PBCI Sub.

     8. No registration with, consent or approval of, notice to, or other action by, any governmental entity (other than the filing of the Certificate of Merger and the receipt and filing of the Tax Clearance Certificate) is required for the execution, delivery or performance by PBCI and PBCI Sub of the Agreement, or, if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

Baltimore Bagel Co.
Michael E. Brau
Rachel C. Brau
August 10, 1995
Page 3

     This Opinion Letter may be relied upon by you only in connection with the Agreement and may not be used or relied upon by or published or communicated to any other party for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.


                                           Very truly yours,